UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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SUPERIOR ENERGY SERVICES, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE OFFICER COMPENSATION
PROPOSAL TO APPROVE, BY AN ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL TO RECOMMEND, BY AN ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC. 2011 STOCK INCENTIVE PLAN
2012 STOCKHOLDER NOMINATIONS AND PROPOSALS
SUPERIOR ENERGY SERVICES, INC. 2011 STOCK INCENTIVE PLAN

SUPERIOR ENERGY SERVICES, INC.
601 Poydras Street, Suite 2400
New Orleans, LA 70130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Superior’s annual stockholders’ meeting will be held at 9:00 a.m. on Friday, May 20, 2011, at the InterContinental New Orleans, Acadian I/II Room, 444 St. Charles Ave., 3rd Floor, New Orleans, LA 70130. At the meeting, stockholders will be asked to:

1.	elect directors;

2.	approve, by an advisory vote, the compensation of our named executive officers;

3.	recommend, by an advisory vote, the frequency of future advisory votes on the compensation of our named executive officers;

4.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011;

5.	adopt the proposed 2011 Stock Incentive Plan; and

6.	consider any other business that may properly come before the meeting.

Only holders of record of our common stock as of the close of business on March 31, 2011 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy or voting instruction card and return it promptly in the enclosed envelope, or vote by one of the other methods specified in this proxy statement. If you attend the annual meeting, you may vote your shares in person, even if you have sent in your proxy.

By Order of the Board of Directors,

Greg Rosenstein
Secretary

New Orleans, Louisiana
April 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2011.

This proxy statement and the 2010 annual report
are available at https://materials.proxyvote.com/868157

SUPERIOR ENERGY SERVICES, INC.
601 Poydras Street, Suite 2400
New Orleans, LA 70130

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being mailed to our stockholders on or about April 15, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving this proxy statement?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on March 31, 2011, the record date for the meeting, and are entitled to vote at the meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning April 15, 2011. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	On what matters will I be voting? How does the Board of Directors recommend that I cast my vote?

A:	At the annual meeting, our stockholders will be asked to (i) elect our directors, (ii) approve, by an advisory vote, the compensation of our named executive officers, (iii) recommend, by an advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, (iv) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011, (v) adopt the proposed 2011 Stock Incentive Plan and (vi) consider any other business that may properly come before the meeting.

Our Board of Directors unanimously recommends that you vote:

• FOR the election of the director nominees;

• FOR the approval of the compensation of our named executive officers;

• FOR holding an advisory vote on the compensation of our named executive officers EVERY YEAR;

• FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011; and

• FOR the adoption of the proposed 2011 Stock Incentive Plan.

Q:	When and where will the meeting be held?

A:	The meeting will be held at 9:00 a.m. on Friday, May 20, 2011, at the InterContinental New Orleans, Acadian I/II Room, 444 St. Charles Ave., 3rd Floor, New Orleans, LA 70130. You can obtain directions to the InterContinental at the hotel’s website at www.intercontinental.com.

Q:	Who is soliciting my proxy?

A:	Our Board of Directors is soliciting your vote for our 2011 annual meeting of stockholders. By completing and returning the proxy or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	How many votes may I cast?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	How many votes may be cast by all stockholders?

A:	As of the record date, we had 79,317,960 shares of common stock outstanding.

Q:	How many shares must be present to hold the meeting?

A:	Our By-laws provide that a majority of the outstanding shares of stock entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 39,658,981 shares of our common stock constitute a quorum. Shares that are voted, broker non-votes and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy materials have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet.

Q:	What if I don’t vote for a proposal? On which proposals may my shares be voted without receiving voting instructions from me?

A:	If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify.

If you are a stockholder of record and you make no specifications on your returned proxy card, your shares will be voted in accordance with the recommendations of our Board of Directors, as provided above.

If you are a beneficial owner, under the rules of the New York Stock Exchange (NYSE), your broker, bank or nominee may generally vote your shares on routine matters without receiving voting instructions from you but cannot vote your shares on non-routine matters. If your broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011 is a routine matter. However, the election of directors, the approval, by an advisory vote, of the compensation of our named executive officers, the recommendation, by an advisory vote, of the frequency of future advisory votes on the compensation of our named executive officers and the adoption of the proposed 2011 Stock Incentive Plan are non-routine matters under the rules of the NYSE. Your broker, bank or other nominee cannot vote your shares on these matters without instructions from you. If you do not provide voting instructions to your broker, bank or nominee on these matters, your shares will be considered broker non-votes and will not be voted on such matters.

Q:	What vote is required to approve each item?

A:	Election of Directors. The election of directors will be decided by plurality vote, that is, the seven nominees receiving the highest number of affirmative votes will be elected to the Board of Directors.

Say on Pay. The approval, by an advisory vote, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

Say on Frequency. Although the vote is non-binding, our Board will consider the frequency of an advisory vote on the compensation of our named executive officers receiving a plurality of the votes, or as stated above, the frequency receiving the highest number of affirmative votes.

Ratification of KPMG. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

Adoption of the Proposed 2011 Stock Incentive Plan. Under our by-laws and New York Stock Exchange Rules, adoption of the Proposed 2011 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock entitled to vote on the proposal as of the record date.

Abstentions will be treated as present for purposes of determining a quorum, but abstentions will have no effect on the election of directors or the frequency vote, and will have the effect of a vote against the proposals to (i) approve, by an advisory vote, the compensation of our named executive officers, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011 and (iii) adopt the proposed 2011 Stock Incentive Plan. Broker non-votes will have no effect on any of the (i) election of directors, (ii) approval, by an advisory vote, of the compensation of our named executive officers, (iii) the recommendation, by an advisory vote, of the frequency of the advisory vote on the compensation of our named executive officers or (iv) adoption of the proposed 2011 Stock Incentive Plan, as they are not considered shares entitled to vote on such matters. A broker non-vote will have the effect of a vote against the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011, at it will be treated as an abstention.

Q:	How do I vote?

A:	You may vote using any of the following methods:

• Proxy card or voting instruction card: Be sure to complete, sign and date the card and return it in the prepaid envelope.

• Telephone or Internet:  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

• In person at the annual meeting:  All stockholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the annual meeting.

Q:	Can I change my vote?

A:	Yes. Your proxy can be revoked or changed at any time before it is voted by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting.

Q:	Who pays for soliciting proxies?

A:	We are paying for all costs of soliciting proxies. In addition to solicitations by mail, we have retained Georgeson Stockholder Communications, Inc. to aid in the solicitation of proxies at an estimated fee of $9,500. Our officers and employees may request the return of proxies by personal conversation or by telephone or telecopy. We are also requesting that banks, brokerage houses and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	Could other matters be decided at the meeting?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our By-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

ELECTION OF DIRECTORS

The size of the Board is currently fixed at seven directors. The Board nominated each of the following seven persons for election as a director at the annual meeting. Proxies cannot be voted for a greater number of persons. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of each of the seven nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. If any nominee should decline or be unable to serve for any reason, votes will be cast for a substitute nominee designated by the Board. The nominees have advised us that they will serve on the Board if elected.

Information About Directors

The biographies below provide certain information as of March 31, 2011, with respect to each director nominee and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should be nominated to serve as a director. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, the following seven individuals for election as directors at the annual meeting:

Harold J. Bouillion, 67, has served as a Director since November 2006. Mr. Bouillion is currently the Managing Director of Bouillion & Associates, LLC, which provides tax and financial planning services, a position he has held since 2002. From 1966 until 2002, Mr. Bouillion was with KPMG LLP where he served as Managing Partner of the New Orleans office from 1991 through 2002. Mr. Bouillion holds a Master of Science in Accounting from Louisiana State University.

Mr. Bouillion’s tax and financial planning services experience and his 36-year career in tax with an international accounting firm, where he served in various leadership positions, make him a valuable member of the Board and Audit Committee and distinctively qualified to chair our Compensation Committee. His prior management experiences add valuable perspective on the challenges faced at the Board level.

Enoch L. Dawkins, 73, has served as a Director since August 2003. He has approximately 50 years of experience in the energy industry. From 1991 until his retirement in March 2003, Mr. Dawkins served as president of Murphy Exploration and Production Company, a subsidiary of Murphy Oil. His career included numerous management positions domestically and internationally with Ocean Drilling and Exploration Company (known as ODECO), a company he joined in 1964, including serving as President from 1989 until its acquisition by Murphy Oil Company in 1991. Mr. Dawkins began his career as a drilling engineer with The California Co., a predecessor to Chevron USA. Mr. Dawkins was previously on the board of Murphy Oil Canada, Ltd.

Mr. Dawkins’ employment history as an executive in the domestic and international oil and gas industry makes him uniquely suited to understand and oversee the complex managerial, strategic and financial considerations necessary to serve on our Board and as our Lead Director. Mr. Dawkins’ service on other private, non-profit and industry boards allows him to provide our Board with a variety of perspectives on corporate governance issues.

David D. Dunlap, 49, has served as the Chief Executive Officer since April 2010, as a Director since May 2010 and as President since February 2011. Prior to joining the Company, Mr. Dunlap had served since 2007 as Executive Vice President — Chief Operating Officer of BJ Services Company (“BJ Services”), a well services provider. He joined BJ Services in 1984 as a District Engineer. Prior to being promoted to Executive Vice President and Chief Operating Officer, Mr. Dunlap held the position of Vice President — International Division from 1995 through 2007. He also previously served as Vice President — Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager.

Mr. Dunlap has worked and held leadership positions in the oil and energy industry for more than 25 years. Under his direction, BJ Services significantly expanded internationally and successfully transformed into a global leader in multiple well service product lines, demonstrating his exceptional leadership abilities in developing and executing a global business strategy. His extensive knowledge, experience and expertise and his insight on global expansion in the oil and energy industry make him a valuable member of our Board and uniquely position him to assist the Board in the successful implementation of the Company’s business strategy.

James M. Funk, 61, has served as a director since May 2005. Dr. Funk is currently the President of J.M. Funk & Associates, an oil and gas business consulting firm, and has more than 30 years of experience in the energy industry. Dr. Funk served as Senior Vice President of Equitable Resources (now EQT) and President of Equitable Production Co. from June 2000 until December of 2003. Previously, Dr. Funk worked for 23 years with Shell Oil Company and its affiliates. Dr. Funk has previously served on the boards of Westport Resources (April 2000 to June 2004) and Matador Resources Company (January 2003 to December 2008). Dr. Funk currently serves as a Director of Range Resources Corporation and Sonde Resources Corp. Dr. Funk holds a PhD in Geology and is a Certified Petroleum Geologist.

Dr. Funk’s extensive experience in the energy industry in similar areas as the Company’s operations gives him a unique understanding of our business and the challenges and strategic opportunities facing us. His career has also provided him with substantial personnel management experience making him highly qualified to serve as a member of our Compensation and Nominating and Corporate Governance Committees. In addition, his service on the board of directors of a number of public companies adds valuable perspective in connection with the role of the board and positions him well to handle challenges faced at the Board level.

Terence E. Hall, 65, has served as the Chairman of the Board and a Director since December 1995. From 1995 to April 2010, he served as our Chief Executive Officer, and from December 1995 until November 2004, he also served as our President. Mr. Hall is the founder of the Company and served as Chief Executive Officer of the Company and its predecessors since 1980 until April 2010. Mr. Hall also serves as a director of Whitney Holding Corp.

As founder of the Company, Mr. Hall has led the Company through tremendous growth through all industry cycles. His detailed knowledge of every aspect of our business and perspective regarding strategic and operational opportunities and challenges facing the Company and the oil and gas industry enable him to guide the Company’s business strategy and focus the Board on the most significant business issues.

Ernest E. “Wyn” Howard, III, 68, has served as a Director since January 2005. Mr. Howard retired as a director of Stratus Properties, Inc. in 1996, where he previously served as President and Chief Executive Officer. He also previously served as Chief Financial Officer, Executive Vice President and a director of Freeport-McMoRan Copper & Gold Inc. (FCX). In the 1970s and 1980s, Mr. Howard served in a variety of executive capacities with FCX’s former parent company, Freeport-McMoRan, Inc., and its predecessor company, McMoRan Oil & Gas Co. Mr. Howard also served as a Trustee and member of the Audit Committee and Nominating Committee of Capital One Funds from 2003 to 2007.

Mr. Howard’s extensive experience serving as an executive and a director for various publicly traded companies provides him with a wealth of knowledge in dealing with financial, accounting and regulatory matters at the Board level and gives him a deep understanding of the role of the Board and expectations of our directors. His prior business and board experiences make him highly qualified to serve as the chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee.

Justin L. Sullivan, 71, has served as a Director since December 1995. Mr. Sullivan has been a private investor and has served as a business consultant since May 1993. Prior to May 1993, he held senior operating and financial management positions with various companies in the forest products industry, including Plywood Panels, Inc. and its predecessors where he served as President from 1992 until 1993 and Vice President, Treasurer and Director from 1967 until 1992. Mr. Sullivan also was an accounting faculty member of the University of New Orleans and Tulane University for over ten years. Mr. Sullivan holds an MBA (accounting option) from Tulane University and is a certified public accountant.

As our longest serving non-management director, Mr. Sullivan brings important institutional knowledge to the Board. Mr. Sullivan’s educational background, experience in financial management and extensive involvement in accounting matters provide him with the necessary skills to lead the Audit Committee and evaluate financial results and generally oversee the financial reporting process of our Company. Mr. Sullivan also brings significant business and accounting experience to our Board and provides insight into strategies and solutions to address an increasingly complex business environment.

CORPORATE GOVERNANCE

The Board is responsible for our management and direction and for establishing broad corporate policies. The Board and various committees of the Board regularly meet to review and discuss operating, compensatory and financial reports presented by management, as well as reports by experts and other advisors. In recent years, the Board has actively focused on succession planning and management development activities, seeking input from members of the Board and senior management to find candidates for potential successors to the Chief Executive Officer and other senior executives. As discussed below, during 2010 Mr. Hall, our former Chief Executive Officer, retired and the Board appointed David D. Dunlap as Chief Executive Officer of the Company effective April 28, 2010. The Board continues to discuss the Company’s organizational needs, competitive challenges, the potential of senior leadership, future development and possible emergency situations in order to determine if additions are needed to the management team, and also discusses the experience, skills, areas of expertise, accomplishments and goals of potential talent from which the Board would be able to select successors to our senior executives.

Director Independence; Board’s Leadership Structure

The Board of Directors has determined that the following directors are “independent” within the meaning of the New York Stock Exchange (NYSE) listing standards currently in effect: Ernest E. Howard, III, Justin L. Sullivan, James M. Funk and Harold J. Bouillion. Under NYSE listing standards, the Board is not able to consider our fifth non-management director, Enoch L. Dawkins, “independent” because one of his sons-in-law is a consulting principal with KPMG LLP, our independent registered public accounting firm. The Board is not able to consider our Chairman, Terence E. Hall, “independent” because he had served as the Company’s Chief Executive Officer until April of 2010 and Executive Chairman of the Board of Directors from April 2010 to December 2010, at which time he transitioned to the position of Chairman of the Board and senior advisor.

The Board of Directors takes a flexible approach to the issue of whether the offices of Chairman and Chief Executive Officer should be separate or combined, considering the tenure and experience of the Chief Executive Officer along with the broader economic and operating environment of the Company. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the Chief Executive Officer or another director to hold the position of Chairman.

These roles were previously combined, as Terence E. Hall had served as the Company’s Chairman and Chief Executive Officer since December 1995. However, the Board separated these positions when it appointed David D. Dunlap as Chief Executive Officer of the Company effective April 28, 2010, at which time Mr. Hall assumed the role of Executive Chairman of the Board of Directors to, among other things, facilitate the transition of Mr. Dunlap as Chief Executive Officer. Mr. Hall served in this capacity through December 10, 2010, at which time he assumed the position of Chairman of the Board and senior advisor.

Mr. Hall continues to serve as Chairman of the Board of Directors. As former Chief Executive Officer and founder of the Company, Mr. Hall possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board determined that the separation of these roles would maximize management’s efficiency by allowing our new Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing guidance to and oversight of management.

As described above, four of our seven directors are independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the Board has adopted a policy providing that the non-management directors meet regularly in executive session. Under our Corporate Governance Principles, the Board may elect annually a non-management Lead Director who has been recommended by the Nominating and Corporate Governance Committee. If elected, the Lead Director will communicate any issues discussed by the non-management directors back to the Chief Executive Officer, confer with the Chief Executive Officer at intervals between Board meetings, and assist in planning for Board and Board committee meetings. In addition, he will act as a liaison between the Board and the Chief Executive Officer to ensure close communication and coordination between them and to promote a harmonious and effective relationship. The Board has elected Mr. Dawkins to serve as Lead Director of the Board until the 2011 annual meeting of stockholders.

The Board believes that the foregoing leadership structure and polices strengthen Board leadership, foster cohesive decision-making at the Board level, solidify director collegiality, improve problem solving and enhance strategy formulation and implementation.

Meetings of the Board; Meeting Attendance

There were nine Board meetings in 2010. All but one of our directors attended 100% of the meetings of the Board and the committees of which he was a member. One director attended 94% of the meetings of the Board and the committees of which he was a member, as he was unable to attend one committee meeting. The Board has adopted a policy that recommends that all directors personally attend each stockholders meeting. At the last annual meeting of stockholders held on May 21, 2010, all of our directors were in attendance.

Board Committees

Our Board has three standing committees comprised of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and liaise regularly with the Lead Director. The Board has affirmatively determined that each member of each of our standing committees has no material relationship with the Company and is also “independent” within the meaning of NYSE listing standards. Members of the individual committees are named below:

Nominating and
Audit	Compensation	Corporate Governance

J.L. Sullivan*	H.J. Bouillion*	E.E. Howard III*
E.E. Howard III	J.L. Sullivan	J.M. Funk
H.J. Bouillion	J.M. Funk	J.L. Sullivan

*	Chairman of the committee

Each of the Board’s standing committees has adopted a written charter that has been approved by the Board. Copies of these charters, as well as copies of our Corporate Governance Principles and our Code of Business Ethics and Conduct, are available on the investor relations page of our website at www.superiorenergy.com and are available in print upon request to our Secretary, Superior Energy Services, Inc. 601 Poydras Street, Suite 2400, New Orleans, LA 70130.

Audit Committee

The Audit Committee is primarily responsible for assisting the Board in fulfilling its fiduciary duties to our stockholders with respect to financial matters. The Audit Committee is also primarily responsible for selecting and evaluating the qualifications, performance, and independence of our independent registered accounting firm, approving the nature and scope of audit and non-audit services performed by the independent registered accounting firm and reviewing the range of fees for such services, conferring with the independent registered accounting firm and reviewing the results of its audits, overseeing our annual evaluation of the effectiveness of internal control over financial reporting and our internal audit function. The Audit Committee met six times during 2010. The Board has determined that each of Justin L. Sullivan, Ernest E. Howard, III and Harold J. Bouillion qualify as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee has the authority and responsibility to establish, evaluate and approve the overall compensation philosophy of the Company. The Compensation Committee determines the nature and amount of compensation of all of our executive officers, including our Chief Executive Officer, determines the amount of equity awards granted to employees, provides guidance and makes recommendations to management regarding employee benefit programs, administers our long-term incentive plans, administers awards under non-qualified deferred compensation or non-qualified retirement programs, reviews and approves any special or supplemental benefits or perquisites to be offered to our Chief Executive Officer and other executive officers, establishes, reviews and administers the Company’s executive stock ownership program and reviews, approves and submits to the Board for its approval any proposed employment, severance, or change in control agreement between the Company and any executive officer or proposed executive officer, as well as any proposed extension or amendment thereto. The Compensation Committee met ten times during 2010.

Our Chief Executive Officer makes recommendations to the Compensation Committee for salary, bonus, and long-term incentive awards for all executive officers except himself. He develops these recommendations based on competitive market information, the Company’s compensation strategy, his assessment of the individual’s performance and tenure of the executives. The Compensation Committee discusses the recommendations with the Chief Executive Officer, then either approves or modifies the recommendations as it determines is appropriate. Regarding the Chief Executive Officer’s compensation, the Compensation Committee reviews the competitive market information and determines changes to pay and incentive awards based on the compensation philosophy and the committee’s assessment of his performance.

Since May 2007, the Compensation Committee has engaged Pearl Meyer & Partners (“PM&P”), an independent compensation consultant, to advise the committee on matters relating to executive compensation and assist it in maintaining and administering our executive compensation programs. The Compensation Committee annually requests PM&P to conduct an executive compensation review to evaluate the Company’s senior executive compensation relative to an industry peer group selected by the Compensation Committee with input from the compensation consultant and management and published market survey data. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Principles and Processes — Role of Compensation Consultant” herein for more information.

The terms of our proposed 2011 Stock Incentive Plan and our prior stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934; however, the committee has not delegated this authority to any individual.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, determining the composition of the Board and Board committees, monitoring the process to assess Board effectiveness and developing and implementing our Corporate Governance Principles. The Nominating and Corporate Governance Committee also reviews the compensation of our non-management directors. The Nominating and Corporate Governance Committee met three times during 2010.

Nominee Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. Our Corporate Governance Principles provide that this assessment should include issues of judgment, diversity, age, skills such as an understanding of the Company’s industry, international background and similar attributes, all in the context of an assessment of the perceived needs of the Board at that point in time. When seeking candidates for director, other than potential nominees who are current directors standing for re-election, the Nominating and Corporate Governance Committee identifies potential nominees for director through business and other contacts. The committee will also consider director nominees recommended by stockholders in accordance with the procedures described in our By-laws. We did not pay any fee to any third party to identify, or evaluate or assist in identifying or evaluating, potential nominees for election as director at the 2011 annual meeting of stockholders. However, the committee may in the future choose to retain a professional search firm to identify potential nominees for director.

As provided in our Corporate Governance Principles, stockholders may propose director nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information in accordance with our By-laws by mail, c/o Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130. For the 2011 annual meeting, we did not receive timely notice of director nominations from any stockholder. In accordance with our By-laws, stockholder recommendations to the Nominating and Corporate Governance Committee for the 2012 annual meeting will be considered by the Nominating and Corporate Governance Committee for inclusion in our proxy materials only if received not more than 120 days and not less than 90 days in advance of the first anniversary of the 2011 annual meeting of stockholders (between and including January 21, 2012 and February 20, 2012).

The Nominating and Corporate Governance Committee believes that nominees to our Board must meet the following minimum qualifications: have achieved significant success in the energy industry or have extensive financial expertise, particularly in the energy industry; be committed to representing the long-term interests of our stockholders; and have high ethical and moral standards and integrity. The committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	whether there are factors that could affect the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director suggested by stockholders using the process set forth in our By-laws.

In addition, with respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. Each of the nominees for director at the 2011 annual meeting of stockholders is a current director standing for re-election.

Role of the Board in Risk Oversight

The Board is responsible for oversight of the company’s risk assessment and risk management processes. This responsibility requires the Board to assess and understand the risks the Company faces, the steps management is taking to manage these risks and the level of risk that is appropriate for the Company at any given time. In 2007, the Company implemented an enterprise risk management (ERM) program to assist the Board in fulfilling this responsibility. The ERM program establishes a framework that enables management to identify, assess and manage risks and a process by which management will provide information to the Board on the most significant risks and how those risks are being managed. It also establishes procedures to align risk tolerance and strategy, link risk with growth and return, enhance risk response decisions, minimize operational surprises and losses, identify and manage cross-enterprise risks and provide integrated responses to multiple risks.

The Board is responsible for determining whether the Company is appropriately identifying, assessing and managing all facets of the risks the Company faces. Pursuant to the ERM program, management established a risk committee, principally comprised of senior executive officers, which is responsible for the ongoing execution of the ERM program. The risk committee uses risk-based information in strategy development. The Audit Committee is updated periodically on the overall operation of the ERM program. Management will also bring more significant risks and risk management decisions to the full Board as required.

In addition to the ERM program, our internal audit manager reports directly to the Audit Committee on a quarterly basis and to our Chief Financial Officer regularly.

Stock Ownership Guidelines

On March 2, 2007, the Board of Directors approved stock ownership guidelines applicable to our non-management directors. Under the guidelines, each non-management director is required to own shares of our common stock equal in value to five times the annual retainer paid to the non-management directors. Non-management directors will have five years from their election to comply with the guidelines, and the restricted stock units held by directors are counted towards their ownership requirements. As of the date of this proxy statement, all of our non-management directors exceeded the required ownership level. See “Stock Ownership of Management” for the number of shares of our common stock beneficially owned by our non-management directors as of March 31, 2011.

Communications with the Board

Stockholders and other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by sending a letter by mail addressed to Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130. The secretary will forward the communication directly to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2010, the Compensation Committee was composed entirely of non-management directors and none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board.

DIRECTOR COMPENSATION

Our non-management directors receive an annual retainer of $60,000 a year. The chairman of the Audit Committee receives an additional retainer of $20,000 a year; the chairman of the Compensation Committee receives an additional retainer of $15,000 a year; the chairman of the Nominating and Corporate Governance Committee receives an additional retainer of $10,000 a year; and our Lead Director receives an additional retainer of $25,000 a year. These amounts are paid in equal monthly installments. Non-management directors also receive a $2,000 fee for each Board and committee meeting attended.

In order to closely align the non-management directors’ compensation with the financial interests of our stockholders, a significant portion of their compensation is paid in equity in accordance with the terms of our Amended and Restated 2004 Directors Restricted Stock Units Plan (the “Directors Plan”). Under the terms of the Directors Plan, on the day following each annual meeting of stockholders, each non-management director is automatically granted a number of restricted stock units (“RSUs”) having an aggregate value equal to a specified dollar amount set by the Board (the “RSU Compensation Amount”), which was $190,000 for 2010. The exact number of units granted is determined by dividing the RSU Compensation Amount by the closing price of our common stock on the day of the annual meeting. An RSU represents the right to automatically receive from us, within 30 days of the date the participant ceases to serve on the Board, one share of our common stock. In addition, upon any person’s initial election or appointment as an eligible director, other than at an annual meeting of stockholders, such person will receive a pro rata number of RSUs based on the number of full calendar months between the date of election and the first anniversary of the previous annual meeting. The Board has set the RSU Compensation Amount for 2011 at $190,000.

In February 2011, we adopted the Superior Energy Services, Inc. Directors Deferred Compensation Plan, under which non-management directors may elect to defer compensation received from the Company for service on the Board. Deferred cash compensation will earn a rate of return based on hypothetical investments in certain mutual funds from which the director may select, and deferred restricted stock units will be paid out in shares of common stock and will be credited with dividend equivalents if the Company were to pay dividends on its common stock. Director participants may elect the timing of the distributions of their deferred compensation, which may be made in a lump sum payment or installments, provided that all payments are made no later than 10 years following the director’s termination of service on the Board.

The table below summarizes the compensation of our non-management directors for the fiscal year ended December 31, 2010. Mr. Dunlap does not receive any special compensation for his service as a director. His compensation as an executive is reflected in the “Summary Compensation Table” herein. In addition, Mr. Hall will not receive any special compensation for his service as a director until May 20, 2011, the original termination date of Mr. Hall’s Executive Chairman Agreement. His compensation as an executive is also reflected in the “Summary Compensation Table” herein. All non-management directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

2010 Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards
Name	(1)	(2)(3)	Total

Mr. Bouillion	$114,500	$190,000	$304,500
Mr. Dawkins	$96,500	$190,000	$286,500
Mr. Funk	$94,000	$190,000	$284,000
Mr. Howard	$96,000	$190,000	$286,000
Mr. Sullivan	$125,000	$190,000	$315,000

(1)	Amounts shown reflect fees earned by the directors during 2010. Prior to April 1, 2010, our non-management directors received an annual retainer of $40,000 a year and a fee of $1,500 for each Board and committee meeting attended. Effective April 1, 2010, the annual retainer was increased to $60,000 a year and the fee for each Board and committee meeting attended was increased to $2,000.

(2)	Amounts reflect the aggregate grant date fair value of the restricted stock unit awards. Restricted stock units are valued at the closing sale price per share of our common stock on the date prior to the date of grant. On May 22, 2010, each non-employee director received an award of 8,505 restricted stock units with an aggregate grant date fair value of $190,000.

(3)	As of December 31, 2010, the non-management directors had the following restricted stock units and option awards outstanding:

	Restricted
Director	Stock Units	Options

Mr. Bouillion	22,770	—
Mr. Dawkins	29,860	20,000
Mr. Funk	26,599	—
Mr. Howard	27,084	—
Mr. Sullivan	29,860	15,000

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2010 by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

FMR LLC	9,788,050 (1)	12.4%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc.	6,632,612 (2)	8.4%
40 East 52nd Street
New York, NY 10022

Lord, Abbett & Co. LLC	5,907,190 (3)	7.5%
90 Hudson Street
Jersey City, NJ 07302

(1)	In Amendment No. 6 to the Schedule 13G filed by FMR LLC with the SEC on February 14, 2011, FMR LLC reported that it has sole power to vote or direct the vote of 1,146,341 shares of common stock, and sole power to dispose or direct the disposition of 9,788,050 shares of common stock.

(2)	In the Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2011, BlackRock, Inc. reported that it has sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, 6,632,612 shares of common stock.

(3)	In the Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) with the SEC on February 14, 2011, Lord Abbett reported that it has sole power to vote or direct the vote of 5,361,288 shares of common stock, and sole power to dispose or direct the disposition of 5,907,190 shares of common stock.

STOCK OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2011 by (i) our non-management directors, (ii) our “named executive officers,” as defined below in “Executive Compensation — Compensation Discussion and Analysis,” and (iii) all of our directors and executive officers as a group. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

A. Patrick Bernard	223,313		*
Kenneth L. Blanchard	772,877	(2)	*
Harold J. Bouillion	29,770	(3)	*
Enoch L. Dawkins	49,860	(3)	*
David D. Dunlap	169,268		*
James M. Funk	29,599	(3)(4)	*
Terence E. Hall	1,616,626		1.95%
James A. Holleman	217,606		*
Ernest E. Howard	32,084	(3)	*
William B. Masters	81,875		*
Justin L. Sullivan	74,860	(3)	*
Robert S. Taylor	370,251		*
All directors and executive officers as a group (16 persons)	3,199,082		3.90%

*	Less than 1%.

(1)	Includes shares of common stock purchased by participants in our Employee Stock Purchase Plan through March 2011, and the number of shares subject to options that are exercisable by May 31, 2011, as follows: Mr. Bernard (169,527); Mr. Blanchard (642,521); Mr. Dawkins (20,000); Mr. Dunlap (48,123); Mr. Hall (1,556,988); Mr. Holleman (174,689); Mr. Masters (41,544); Mr. Sullivan (10,000); Mr. Taylor (300,950); and all other executive officers as a group (349,543).

(2)	Includes 15,794 shares held by Mr. Blanchard’s spouse, of which Mr. Blanchard is deemed to be the beneficial owner.

(3)	Includes the number of shares the director has the right to receive through the grant of restricted stock units, as follows: Mr. Bouillion (22,770), Mr. Dawkins (29,860), Mr. Funk (26,599), Mr. Howard (27,084), and Mr. Sullivan (29,860). Each restricted stock unit vests immediately upon grant, but the shares of common stock payable upon vesting will not be delivered to the director until he ceases to serve on our Board of Directors.

(4)	Includes 3,000 shares held jointly with Mr. Funk’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities. Based solely upon our review of the Forms 3, 4 and 5 filed during 2010, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe that all required reports were timely filed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during the last fiscal year for each person serving as our chief executive officer during 2010, our chief financial officer, and the following other executive officers (the “named executive officers”).

•	David D. Dunlap, our President and Chief Executive Officer;

•	Robert S. Taylor, our Executive Vice President, Chief Financial Officer and Treasurer;

•	A. Patrick Bernard, our Senior Executive Vice President;

•	James A. Holleman, our former Executive Vice President;

•	William B. Masters, our Executive Vice President and General Counsel;

•	Terence E. Hall, our former Chief Executive Officer; and

•	Kenneth L. Blanchard, our former President and Chief Operating Officer.

In this CD&A, we first provide an Executive Summary of our actions and highlights from the fiscal year. We next explain the Compensation Principles that guide our Compensation Committee’s executive compensation decisions and the process we follow when setting executive compensation. Finally, we discuss in detail the Component of Executive Compensation, including the actual results yielded under our programs in fiscal 2010.

Executive Summary

We are a leading provider of oilfield services and equipment focused on serving the drilling-related needs of oil and gas companies primarily through our drilling products and services segment, and production-related needs of oil and gas companies through our subsea and well enhancement, drilling products and services, and marine segments. In recent years, we have expanded geographically into select domestic land and international markets. Our compensation program for executive officers is structured to link executive pay, Company performance, and results for stockholders. The committee seeks to increase stockholder value by 1) rewarding performance with cost-effective compensation; 2) developing a succession plan for key executives and ensuring that the plan is implemented in a manner that preserves the continuity and stability of our business operations and executive team; and 3) ensuring that we can attract and retain executives with the skills, educational background, experience and personal qualities needed to successfully manage our business.

2010 Company Performance Highlights

➢	Successful transition to new Chief Executive Officer permitting the early retirement of our two most senior executives.

➢	Generated $1.7 billion in revenues, a 16% increase compared to 2009.

➢	Achieved net income and diluted earnings per share of $81.8 million and $1.03, respectively.

➢	Generated a record $1 billion in revenue from non-Gulf of Mexico markets — the first time that more than half of our revenue was derived from markets outside the Gulf.

➢	Benefited from aggressive growth in the United States land business, where our domestic land revenue increased 68% from 2009.

➢	Successfully worked to overcome the challenges of the Gulf of Mexico caused by the tragic Macondo oil spill and the resulting drilling moratorium and permitting slowdown by moving equipment to more active markets.

➢	Expanded internationally through strategic investments and acquisitions, primarily due to the $218 million acquisition of Hallin Marine Subsea International Plc in January 2010, and increases in demand for down-hole drilling products in Latin America and hydraulic workover and snubbing services in Europe, resulting in a 44% increase in international revenue.

➢	Successfully completed the BP wreck removal project — the largest single project in Company history — ahead of schedule, while achieving the projected profitably target.

➢	Acquired and integrated the Bullwinkle platform, generating profits from both oil and gas operations and plug and abandonment services.

2010 Executive Compensation Decisions and Highlights

During 2010, our Compensation Committee took the following actions with respect to our executive compensation program:

➢	Successfully negotiated an employment relationship with Mr. Dunlap, our new Chief Executive Officer, and secured the continued involvement of Messrs. Hall and Blanchard, the former leaders of our management team, in our future operations.

➢	Reinstated base salaries to 2009 levels with no additional increases for 2010; our executives received the maximum payout under our annual incentive bonus plan as a result of the Company’s performance during 2010, and our approach to long-term incentives remained consistent with recent years, with a focus on performance-driven long-term incentives through our use of performance share units.

➢	Included a clawback provision in the proposed 2011 Stock Incentive Plan, providing for the forfeiture of equity awards granted under the plan or the return of any related gain as a result of the restatement of our financial statements under certain conditions.

2010 Management Transition

As noted above, 2010 was a year of significant management transition for us. Effective April 28, 2010, Mr. Hall, our founder and former Chairman and Chief Executive Officer, retired as Chief Executive Officer, and Mr. Blanchard, our former President and Chief Operating Officer, announced his intention to retire as of December 31, 2010. Concurrently with these announcements, the Board of Directors appointed David D. Dunlap as Chief Executive Officer of the Company. In recognition of past service to the Company, and in order to ensure continuity and stability through the retirement process of the Company’s two senior executives and to facilitate the transition of Mr. Dunlap as Chief Executive Officer of the Company, we entered into agreements with each of Messrs. Hall and Blanchard, pursuant to which (i) Mr. Hall’s employment agreement was terminated and Mr. Hall agreed to serve as Executive Chairman of the Board until May 20, 2011, at which time he would transition to Chairman of the Board, and would assume the role of Senior Advisor to the Company until May 31, 2015, and (ii) Mr. Blanchard agreed to serve as Senior Advisor to the Company upon his retirement until December 31, 2012.

In December 2010, the Board of Directors and Compensation Committee met and reviewed the Company’s progress under Mr. Dunlap since April 2010. The Board of Directors and the Compensation Committee concluded that through the combined efforts of Messrs. Dunlap, Hall and Blanchard since April 2010, the transition of Mr. Dunlap as Chief Executive Officer had progressed successfully and more quickly than anticipated, with the Company continuing to successfully and effectively respond to market conditions, as reflected in the “2010 Company Performance Highlights” above and in following table that tracks our stock performance during 2010 as compared to the S&P 500 and the OSX Index.

In light of this seamless and successful transition, the Board of Directors and Compensation Committee re-examined the need to continue certain aspects of the arrangements with Messrs. Hall and Blanchard. In addition, the Compensation Committee also examined whether certain revisions to the arrangements would be in the best interest of the Company from a tax and accounting perspective. Accordingly, on December 10, 2010, the Company and Mr. Hall agreed to terminate his Executive Chairman Agreement and Mr. Hall assumed the position of senior advisor, and Mr. Blanchard retired as President and Chief Operating Officer and assumed the position of senior advisor. These actions will support the Company’s position that neither Mr. Hall nor Mr. Blanchard will be a covered employee for purposes of Internal Revenue Code §162(m) as of December 31, 2010. In consideration of Messrs. Hall and Blanchard’s agreement to terminate their current arrangements early, the Company agreed to provide them with compensation intended to ensure that each is in approximately the same financial position as he would have been had his original agreements continued through their original terms. The Compensation Committee also agreed with management’s recommendation to accelerate the vesting of the outstanding stock options and restricted stock held by Messrs. Hall and Blanchard, including the awards made during 2010, to allow the Company to fully recognize the non-cash expense of the awards during 2010. For more detailed information regarding the transition arrangements with Messrs. Hall and Blanchard, see “Post-Employment Compensation — Management Transition Arrangements” and “Potential Payments Upon Termination or Change in Control” below.

Compensation Principles and Processes

The Compensation Committee is responsible for designing, implementing, and administering our executive compensation programs, and is guided by the following principles:

Principles	Implementation

Compensation should be directly related and highly influenced by the Company’s performance, and incentive compensation should make up the largest part of an executive’s compensation package
➢ The largest portion of our executive compensation (represented by the annual cash incentives and performance share units) is dependent on the achievement of specific performance targets.

➢ Base salary, the only fixed element of compensation in our executive compensation program, accounts for between 17% and 26% of each executive’s compensation, depending on his position. All remaining elements of pay are variable, including annual cash incentives and long-term incentives in the forms of stock options, restricted stock and performance share units, the value of which are all directly linked to company performance.

Compensation levels should be competitive in order to attract and retain talented executives
➢ The Compensation Committee routinely seeks input from its compensation consultant regarding the competitiveness of our pay strategy relative to the market. We have established a process for evaluating the competitiveness of all elements of direct compensation, including base pay, and short- and long-term incentives.

Incentive compensation should balance short- and long-term performance, including balancing short-term growth with long-term returns
➢ Our annual incentive compensation program rewards executives for the achievement of annual goals geared to the profitability of the Company.

➢ We provide long-term incentive opportunities which have significantly more potential reward value to the executive if goals are met and our share price grows.

➢ In order to encourage our executives to prudently grow our business without sacrificing long-term returns, the performance metrics used for our performance-based long-term incentives (PSUs) is our three-year relative return on invested capital and our three-year total stockholder return as compared to our peers.

➢ The Compensation Committee annually evaluates with its consultant whether the program is balanced in terms of base pay and incentives, both short- and long-term.

Principles	Implementation

Compensation programs should provide an element of retention and motivate executives to stay with the Company long-term
➢ Executives forfeit their opportunity to earn a payout from the performance-based long-term incentives (PSUs) if they voluntarily leave the Company before the three-year performance cycle is complete, except in the case of retirement. Also, the use of time-vested restricted stock and stock options provide a strong incentive for employees to stay with the Company.

➢ The retirement benefits provided under the Supplemental Executive Retirement Plan increase the longer the executive remains with the Company.

Compensation programs should encourage executives to own Company stock, thus aligning their interests with our stockholders
➢ Our stock ownership guidelines require our executive officers to own shares of Company stock equivalent to a stated multiple of the executive’s base salary. The multiple varies depending on the executive’s job title. See “Executive Compensation Policies and Procedures — Stock Ownership Guidelines” herein for more information.

➢ To assist our executives in achieving these ownership requirements, we grant shares of time-vested restricted stock as one of our long-term incentives, and may also elect to payout up to 50% of the value of our performance-based long-term incentives (PSUs) in the form of common stock.

Role of Management in Setting Compensation

Our Chief Executive Officer is involved in recommending the compensation of our executive officers, other than himself. Each year, the CEO makes recommendations to the Committee regarding salary adjustments, discretionary bonus awards under the annual incentive program and long-term incentive grants to our other executive officers. In formulating his recommendations, the CEO considers various factors, including his subjective analysis of the individual’s performance and contributions, the performance of his business unit (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions, and the Company’s performance. Although the Committee considers the CEO’s recommendations, the Committee makes all final determinations regarding executive compensation.

Role of Compensation Consultant

Since May 2007, the Committee has engaged Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant to advise the Committee on matters relating to executive compensation and assist it in developing and implementing our executive compensation programs. The Committee also discussed this Compensation Discussion and Analysis with PM&P. During 2010, PM&P did not provide any non-executive consultation services to management, and will not provide such services going forward unless approved in advance by the Committee.

Peer Groups, Annual Benchmarking Process and Survey Data

The Committee evaluates the Company’s executive compensation practices and financial performance by reference to two different peer groups as described below. The Committee periodically reviews the companies comprising each peer group, and revises each group as it deems appropriate after consultation with PM&P and to reflect consolidation in the industry.

Performance Peer Group	Performance Peer Group

➢ This group is used to measure our financial performance under our long term incentive program, in particular the performance share units (PSUs).

➢ Performance Peer Group consists of 14 oilfield services companies. The group is designed to be more aligned with the Company’s current operating mix, thus including an increased focus on both US land and international markets, and is large enough to accommodate further consolidation in the industry.

➢ Performance Peer Group has been revised from the previous 16 company group to delete Smith International Inc. and Superior Well Services, Inc., both of which no longer exist.
Baker Hughes, Inc.
Basic Energy Services, Inc.
Cameron International Corp.
Complete Production Services, Inc.
Global Industries Ltd.
Helix Energy Solutions Group, Inc.
Hercules Offshore, Inc.
Key Energy Services, Inc.
National Oilwell Varco, Inc
Oceaneering International, Inc.
Oil States International, Inc.
RPC, Inc.
Tetra Technologies Inc.
Weatherford International, Ltd.

Compensation Peer Group	Compensation Peer Group

➢ This group is used by the Committee and PM&P to evaluate and benchmark executive compensation.

➢  Group currently consists of 15 companies in the oilfield services industry with comparable revenue ranges, and includes companies with whom we compete for executive talent as well as performance.

➢ Compensation Peer Group previously included Smith International Inc., which no longer exists.
Basic Energy Services, Inc.
Cameron International Corp.
Complete Production Services, Inc.
Global Industries Ltd.
Helix Energy Solutions Group, Inc.
Hercules Offshore, Inc.
Key Energy Services, Inc.
National Oilwell Varco, Inc
Oceaneering International, Inc.
Oil States International, Inc.
Pride International, Inc.
RPC, Inc.
Seacor Holdings Inc.
Tetra Technologies Inc.
Weatherford International, Ltd.

In the past, the Committee has requested its consultant conduct an annual executive compensation review to benchmark the Company’s senior executive compensation relative to the Compensation Peer Group with supplemental data from published market surveys. During 2010, PM&P conducted an extensive compensation review, assessing all components of our compensation program. The Committee used this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, were within industry norms and the Company’s stated strategy.

PM&P supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. The Committee believes that this use of survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive compensation levels. Further, survey data is drawn from the surveys representing companies that are comparable to the Company in terms of size and scale.

The Committee has reviewed and evaluated an executive tally sheet that contained a listing and quantification (as appropriate) of each component of our compensation program for all of our executive officers in 2010, including special executive benefits and perquisites, as well as accumulated values (e.g., stock option holdings) and other contingent compensation such as severance arrangements. The Committee believes that our balance of annual and long-term compensation elements, our mix of long-term incentive vehicles and our stock ownership guidelines that encourage executive ownership result in a compensation program that aligns our executives’ interests with those of our stockholders and does not encourage our management to take unreasonable risks relating to our business. The various components of our executive compensation program are described in detail in the sections to follow.

Components of Executive Compensation

The main components of our executive compensation program are base salary, annual bonus and long-term incentives. We also provide our executives with certain post-employment benefits, including a supplemental executive retirement plan, that are described herein. Overall, the Company positions the majority of the executive compensation program to be at-risk with much of the compensation based on measurable performance, with a specific emphasis on the long-term performance of the Company. As an executive’s level of responsibility increases, a greater portion of total compensation is at risk, creating the potential for greater variability in the individual’s compensation level from year to year. The following charts illustrate the target mix of compensation elements for Mr. Dunlap, our Chief Executive Officer, and our other current named executive officers (the charts do not factor in the special cash and equity awards made in connection with the management transition during 2010).

As reflected above, the Chief Executive Officer’s component mix is more heavily weighted towards long-term performance and reflects the Committee’s view that his role in setting the strategic direction of the Company gives him greater influence on the ultimate performance level achieved. The Committee believes that its current combination of programs provides an appropriate mix of fixed and variable pay, balancing short-term and long-term performance, and encouraging executive retention.

In addition, as reflected in the following diagram, in order for an executive to achieve median target pay levels under our program, the Company must achieve above average results (the diagram excludes special cash and equity awards made in connection with the management transition during 2010).

As shown in the above chart, the total pay percentile ranges from 12th percentile to the 87th percentile dependent upon outcomes from annual incentive (bonus) and the PSU program payouts. This chart was derived from PM&P’s annual executive compensation report. See “Compensation Principles and Processes — Peer Groups, Annual Benchmarking Process and Survey Data” for more information on this report.

As shown below, performance payouts have varied significantly, in recent years, based upon actual performance.

A description of each element of the Company’s compensation program follows.

Base Salary

The primary role of the Company’s base salary element is to compensate executives for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing base cash compensation for our executives, we have historically targeted the market median and strive to set base salaries at consistent levels for positions with similar responsibilities.

In March 2009, the executive team voluntarily elected to reduce their salaries in amounts ranging from 10% to 15% in recognition of the then-current economic climate and to demonstrate to the Company’s workforce the commitment of the executive team to cost control. Effective January 1, 2010, the annual base salaries of senior management of the Company were reinstated to the January 2009 levels, and the Committee concluded that there would be no salary increases for 2010. Upon his appointment as Chief Executive Officer in April 2010, Mr. Dunlap’s annual base salary was fixed in his employment agreement at an initial rate of $825,000, which was the same base salary in effect at the time for Mr. Hall, our former Chief Executive Officer.

Effective January 1, 2011, in recognition that base salaries had not been increased since 2009 and that the resulting salaries remained within our targeted range, the Committee agreed to a modest base salary increase for each of the executive officers, amounting to an average 4.4% increase.

Annual Incentive Bonus

The purpose of the Company’s annual incentive bonus program is to reward executives for achievement of annual operational, financial and safety goals. Although the Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executives the opportunity to earn significantly higher payments depending on the extent to which these performance objectives are exceeded.

Establishment of Plan Parameters for 2010

In administering the annual incentive bonus plan, our Compensation Committee annually approves the minimum, target and maximum award opportunities for all of the executives and the annual incentive plan goals at the beginning of the performance cycle. For the 2010 plan year, the Committee approved pre-tax income as the performance measure for the plan. Considering the difficult market conditions and the resulting uncertain demand for our services, and other challenges facing the Company in 2010, the Committee set the pre-tax income target for 2010 at $190.8 million, which the Committee felt was reasonable. Following the end of the performance cycle, our actual operating results for the year may be adjusted for extraordinary events, including, among other things, gains and losses on the sale of businesses and hedging activities.

Under the plan, our named executive officers were eligible to receive an annual incentive bonus based on a target percentage of their base salary. They could earn more, or less, than the target amount based on the level of achievement as measured against the pre-tax income goals. The possible bonus payout levels for 2010 for each named executive officer, stated as a percentage of the officer’s base salary, are as follows:

Named Executive Officer	Minimum	Target	Maximum

Mr. Dunlap	45%	100%	200%
Mr. Taylor	32.5%	65%	130%
Mr. Bernard	30%	60%	120%
Mr. Holleman	27.5%	55%	110%
Mr. Masters	27.5%	55%	110%
Mr. Hall	45%	100%	200%
Mr. Blanchard	37.5%	75%	150%

The pre-tax income goal for the target payouts was equivalent to the Company’s budgeted pre-tax income goal approved by the Board for 2010, with the financial goal associated with minimum payout equivalent to

70% of the target goal, recognizing the aggressive budget set by management and the uncertain market conditions. The goal for maximum payout equivalent to 110% of the target goal.

Assuming the particular executive officer qualified for an annual incentive bonus payout, the payout could either be reduced by a maximum of 25% if pre-determined “base” metrics were not met or increased by a maximum of 12.5% for achieving “stretch” targets. The metric applicable to the Company’s executive officers was safety performance, determined by reference to Total Recordable Incident Rate (TRIR) and Lost Time Incident Rate (LTIR). For 2010, the base and stretch TRIR and LTIR thresholds were set to .58/.55 and .17/.15, respectively.

Determination of 2010 Results

In February 2011, the Committee reviewed the Company’s financial results, as adjusted, for 2010 and confirmed that the Company had reached 111.6% of the pre-tax income target established for 2010, resulting in maximum payout under the program. In addition, the Committee considered management’s report that the goal setting process used to establish the base safety metrics applicable to 2010 was inaccurate, as upward adjustments to historical results following a recordkeeping audit during 2010 rendered these targets meaningless. After considering management’s explanation, the fact that the executives did not receive bonuses for 2009 and the Committee’s overall satisfaction with management’s performance during 2010, the Committee determined that no reduction would be made to the annual incentive bonus payouts. Mr. Dunlap, who became an executive officer in April 2010, received a pro rata portion of his annual bonus.

In February 2011, the Committee approved the parameters of the annual incentive program for 2011, providing for minimum, target and maximum annual incentive award levels, as a percentage of salary, based upon the achievement of 88.2%, 100.0% and 115.0% of pretax income goals established at the beginning of the year. As in 2010, the annual cash incentive award payout levels will vary depending on the executive’s position.

Long-Term Incentives

The purpose of our long-term incentive program is to focus executives on long-term Company goals, growth and creation of stockholder value. Under the long-term incentive (LTI) program, we grant a mix of long-term incentive awards, which currently includes 25% stock options, 25% restricted stock and 50% performance share units (PSUs). Consistent with the Company’s compensation philosophy, the Committee believes stock-based incentive awards are one of the best ways to align the interests of our executives with those of our stockholders. In addition, the terms of the PSUs reflect the Committee’s belief that executive compensation should be tied to Company performance. The PSUs provide our executives the opportunity to earn at or above the 75th percentile of the market if the Company achieves the maximum level of performance relative to its peers as described below.

Description of Program

As mentioned above, the Company’s LTI program provides for annual grants of stock options, restricted stock and PSUs. These awards vest over a three-year period, with the stock options and restricted stock vesting in equal annual increments during the three-year period. The ultimate value of each of these awards depends upon Company performance. We believe these awards further our compensation philosophies for the following reasons:

•	Stock Options. The value of a stock option depends entirely on the long-term appreciation of the Company’s stock price. Since the value of a stock option depends on the Company’s share price, we believe that this compensation vehicle serves to motivate executives to continue to grow the value of the Company’s stock over the long term.

•	Restricted Stock. Restricted stock awards are widely used in the energy industry to strengthen the link between stockholder and employee interests, while motivating employees to remain with the Company. This is especially true in a cyclical industry in which the value of the Company’s stock may fluctuate significantly between the industry cycles. Our use of restricted stock is intended to provide just such a bridge between the near- and long-term interests of stockholders, and smooth out the volatility of the industry cycles, as occurred in recent years. By this mechanism, employees are more likely to remain with the Company, even during periods of stock price volatility. Further, we believe the use of restricted stock as a long-term incentive award helps motivate executives to take measured risks. This is accomplished because the incentive value to the executive is not entirely dependent on significant price appreciation.

•	Performance Share Units. PSU’s are awards of units assigned an initial target value of $100 which can be earned by participants based on the Company’s performance relative to the Performance Peer Group, which is described herein. Consistent with past years, for the 2010 grants the Committee used two performance criteria for the PSUs: (i) return on invested capital (ROIC); and (ii) total stockholder return. The PSUs thus link the Company’s long-term performance directly to compensation received by executive officers and other key employees and encourage them to make significant contributions towards increasing ROIC and, ultimately, total stockholder return. These awards provide the executives the opportunity to earn a value per unit of $0 to $200 based on the Company’s performance over a three year period relative to its peers. Grants of PSUs provide for the payout of up to 50% in shares of common stock at the Committee’s discretion and the remainder in cash following the end of the three year performance period, if the recipient has met continued service requirements.

Under both performance criteria, the maximum, target and minimum levels are met when our ROIC and stockholder return are in the 80th percentile, 60th percentile and 40th percentile, respectively, as compared to the ROIC and total stockholder return of the Performance Peer Group, as described in the table below:

		Percent of
		Date-of-Grant Value
	Percent of	of PSU Received for
	Date-of-Grant Value	Relative Total	Total Percent of
Performance Level	of PSU Received for	Shareholder Return	Date-of-Grant Value
Relative to Performance Peer Group	Relative ROIC Level	Level	of PSU Received

(Below 40th Percentile)	0%	0%	0%
Minimum (40th Percentile)	25%	25%	50%
Target (60th Percentile)	50%	50%	100%
Maximum (80th Percentile or above)	100%	100%	200%

Results that fall in-between the “maximum,” “target” and “minimum” levels of both performance criteria will be calculated based on a sliding scale.

2010 LTI Awards

In December 2009, the Committee established and made grants under the LTI program for 2010. Under the program, each of the executive officers has a target percentage established to determine the award values under the LTI program. After considering PM&P’s most recent market study and in order to remain competitive with the market median and the competitive market for executive talent in the Company’s business areas, the Committee set the target percentages of the executive officers’ 2010 awards based on each officer’s position with the Company as follows (each representing a percentage of the officer’s base salary): CEO − 400%, COO − 275%, CFO −250%, the Senior EVP-225% and other EVPs-175%. These percentages were based on market data and are evaluated each year, but have been consistent over the past two years. In addition, the award mix for executive officers has been consistent since the awards granted for fiscal year 2007, being 25% in stock options, 25% in restricted shares and 50% in PSUs. The grant date value of the stock options and restricted shares are reflected in the “Summary Compensation Table” herein.

2011 LTI Awards

In December 2010, the Committee established and made grants under the LTI program for 2011, once again using the same combination of PSU’s, restricted stock and stock options for the executive officers.

Mr. Dunlap made a recommendation to the Committee that the award levels remain constant for 2011, taking into consideration many of the same factors used for the prior year’s awards and focusing on the Company’s overall financial and non-financial results and the continuing need to remain competitive in a difficult market. The Committee considered Mr. Dunlap’s recommendations, and also noted the importance of maintaining the long-term benefits provided to our executives to motivate the executives toward future successes and support continuity of key leadership during the current challenging market environment. The Committee set the target percentages of the executive officers for 2011 awards at the same levels as the 2010 awards.

Special Option Grants in April 2010

In April 2010, the Committee elected to make an additional award of stock options to each of the Company’s executive officers at the time, excluding Mr. Hall and Mr. Blanchard. These grants were made in an effort to motivate the management team and reduce retention concerns in light of the management transition. The number of options awarded to each of the named executive officers is reflected in the “Grants of Plan-Based Awards” table herein, and was determined based on the Chief Executive Officer’s recommendation.

Payout of 2008 PSUs

The PSUs granted for the performance period beginning in January 2008 vested at the end of 2010, and were paid out to the PSU recipients on March 31, 2011 under the terms of the award. Superior ranked in the 70.9 percentile of relative ROIC and in the 36.4 percentile of relative total stockholder return, both as compared to its peers, resulting in a payout to the named executive officers of $77.25 out of a maximum $200.00 per PSU granted to them for 2008. As permitted under the program, 50% of the cash value of the PSU award was paid in whole shares of our common stock based on the closing price of our common stock on March 31, 2011. The total value of the payout received by each named executive officer is reflected in the “Summary Compensation Table” herein under the column “Non-Equity Incentive Plan Compensation.”

					Equivalent
	Number of	Value of	Value Paid	Value Paid	Number of
Named Executive Officer	Units	PSU Payout	in Cash	In Stock	Shares of Stock

Mr. Dunlap	n/a	n/a	n/a	n/a	n/a
Mr. Taylor	4,562.50	$352,453	$176,235	$176,218	4,298
Mr. Bernard	3,937.50	304,172	152,103	152,069	3,709
Mr. Holleman	2,625.00	202,781	101,388	101,393	2,473
Mr. Masters	2,625.00	202,781	101,388	101,393	2,473
Mr. Hall	15,200.00	1,174,200	587,080	587,120	14,320
Mr. Blanchard	6,462.50	499,228	249,620	249,608	6,088

Perquisites

We seek to maintain a cost conscious culture in connection with the benefits provided to executives. Further, our modest approach to providing perquisites supports our philosophy of tying the vast majority of our executives’ compensation to performance. The Company does provide each of our executive officers an automobile (either through an allowance or use of Company owned vehicles), including fuel and maintenance costs, and also reimburses them for all deductibles, co-pays and other out of pocket expenses associated with our health insurance programs through a program called Exec-U-Care. In addition, during 2010, Messrs. Hall and Blanchard were allowed to use our corporate aircraft for personal travel. We believe that such an accommodation for our Chairman and former Chief Executive Officer and to our Chief Operating Officer is warranted because it promotes our access to these executives and mitigates safety concerns associated with public travel. Each of Messrs. Hall and Blanchard, however, reimbursed the Company for their personal travel on the corporate aircraft in an amount equal to the cost of a first class, nonrefundable ticket to his destination. They also reimbursed the Company for any incidental expenses incurred during their personal travel, such as baggage handling fees at the airport and meals for the pilots. In addition, we have contractually agreed to permit Mr. Hall continued use of the corporate aircraft during his tenure as Chairman of the Board, and the use of Company facilities while he remains Chairman of the Board or senior advisor. We also maintained two corporate apartments that were used by Mr. Bernard when he traveled on business during the first few months of 2010, and provided reimbursement for a hunting lease for one of our named executive officers, but these arrangements have been discontinued. The attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010, are included in the “Summary Compensation Table” herein.

Post-Employment Compensation and Arrangements

In addition to the annual compensation received by the executive officers during 2009 and benefits under the Company’s 401(k) plan, which we provide to all qualified employees, we also provide certain post-employment benefits to our executive officers, including a supplemental executive retirement plan, a non-qualified deferred compensation plan, and certain severance and change of control benefits pursuant to employment agreements that we have entered into with each of our executive officers.

Supplemental Executive Retirement Plan (the SERP).  In December 2008, we implemented a supplemental retirement benefit for our executive officers. Prior to adoption of the SERP, the Committee worked with an independent consultant specializing in supplemental retirement programs to provide information and advice on the prevalence of these programs and alternative methods of structuring the program. After evaluating the Company’s executive retirement program as compared to the Compensation Peer Group and finding that a majority of the Company’s peers sponsor a nonqualified employer-paid retirement plan, the Committee concluded that the Company’s lack of supplemental retirement benefits limited its ability to attract top executives and encourage long-term retention. The SERP provides retirement benefits to the Company’s executive officers and certain other designated key employees. The value of aggregate projected retirement benefits upon retirement at age 65 is targeted to be near the median for the Company’s peers that have a nonqualified employer-paid retirement plan, creating an important retention tool for the Company. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP will be in the form of credits to a notional account maintained for each participant.

Annual Contributions.  Under the SERP, the Company will generally make annual contributions to a retirement account of a percentage of the participant’s base salary and bonus actually received in the prior year, based on the participant’s age and years of service. Several of the Company’s top executives have dedicated a substantial portion of their careers to the Company during periods in which supplemental retirement benefits were not provided by the Company or may have limited time to earn any meaningful supplemental retirement income due to their age. In an effort to address this deficiency in their retirement income as compared to newly hired and younger executives, the SERP provides that current executives who had combined age and years of service of at least 55 as of December 31, 2008, will receive higher annual contributions under the SERP. For 2010, the participants in the plan received contributions ranging from 5% to 35% of salary, as there were no bonuses paid during 2010. For a complete description of the 2010 contributions for each named executive officer, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2010” herein.

Additional Retirement Benefit for Mr. Blanchard.  In December 2010, in connection with his retirement from the Company, the Compensation Committee elected to award Mr. Blanchard an additional credit under the SERP of $4,675,500. The aggregate value of Mr. Blanchard’s SERP account, including the additional credit, will be paid in accordance with Mr. Blanchard’s previous distribution election under the SERP, subject to any further delays required by Section 409A of the Internal Revenue Code. The aggregate value of Mr. Blanchard’s benefits under the SERP, together with the retirement benefits due Mr. Blanchard under the Company’s 401(k) plan, is projected to provide an income replacement of approximately 40% of his final five-year average base salary plus annual cash bonus.

Nonqualified Deferred Compensation Plan.  In 2004 the Committee approved a nonqualified deferred compensation program. The purpose of the program is to provide an income deferral opportunity for executive officers and certain senior managers of the Company in order to help attract and retain these key employees. Participants in the program may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual bonus and 100% of the cash payment received upon payout of the PSUs.

Participants may choose from a variety of investment choices to invest their deferrals over the deferral period. The plan provides that, upon approval by the Board, the Company could match up to 100% of their deferrals; however, the Company has never elected to grant a match. For a complete description of each named executive officer’s contributions, earnings and aggregate account balance, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2010” herein.

Severance and Change of Control Benefits.  We believe that severance protections, particularly in the context of a change of control transaction, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the market. In addition, we believe these benefits also serve the Company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. Although we consider these protections an important part of an executive’s compensation and consistent with competitive practices, the existence of these arrangements does not impact our decisions regarding other components of our executive compensation program.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, we have entered into employment agreements with each of our named executive officers (except Messrs. Hall and Blanchard, whose agreements terminated in 2010, and Mr. Holleman, whose agreement terminated in 2011), pursuant to which they are each entitled to severance benefits in the event of a termination of employment by the Company under certain conditions. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for these executives are generally designed to approximate the benefits each would have received had he remained employed by the Company through the remainder of the term covered by his employment agreement.

The Company also believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with enhanced severance benefits if their employment is terminated by the Company without cause or, in certain cases, by the executive in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. Under the respective award agreements, the stock options, restricted stock and performance share units will automatically vest upon a change of control of the Company.

The terms of the employment agreements and the benefits provided thereby are discussed more fully in the section entitled “Potential Payments Upon Termination or Change in Control” herein.

Management Transition Arrangements.  As noted above under “Executive Compensation — 2010 Management Transition,” during 2010, the Company entered into certain agreements with each of Messrs. Hall and Blanchard in connection with their termination of employment as executive officers of the Company, and the assumption by each of the role of senior advisor. The details of these agreements are more fully described in the section entitled “Potential Payments Upon Termination or Change in Control” herein, but the following discussion sets forth the Committee’s purpose in approving the more significant elements of the arrangements.

As part of these arrangements, in April 2010, Mr. Hall received grants of 117,693 shares of restricted stock and 577,478 options to purchase shares of the Company’s common stock, and in May 2010, Mr. Blanchard received 297,030 options to purchase shares of the Company’s common stock, all of which were scheduled to vest in three equal annual installments. The level of the grants to each of Messrs. Hall and Blanchard were to approximate awards each would have received over the next three years, and the purpose of these equity grants was to ensure that each of Messrs. Hall and Blanchard remained financially linked to the Company during the management transition to perform special projects or other management duties.

In addition to the equity awards noted above, in April 2010, Mr. Hall received a lump sum payment of $7,992,000 in consideration of the termination of the Company’s obligations under Mr. Hall’s previous employment agreement and his affirmation of his continuing obligations under the restrictive covenants set forth therein.

Finally, with respect to Mr. Blanchard’s pending termination, in May 2010, the Board of Directors and the Committee also reviewed the forms and amount of compensation provided to Mr. Blanchard during his career with the Company. Mr. Blanchard served as the Company’s President since November 2004, as its Chief Operating Officer since June 2002 and as one of the key members of the Company and its predecessor since their inception. During this time, Mr. Blanchard was instrumental in leading the Company through tremendous growth and strong financial performance through all industry cycles. The Company went public in December 1995. During 1996, the Company had approximately 165 employees and generated revenues of $23.6 million. Since that time, the Company has grown to more than 4,800 employees in more than 150 locations in 20 countries, with revenues of approximately $1.45 billion in 2009. In light of the contributions that Mr. Blanchard made to the success of the Company during his tenure, the Board, at the recommendation of the Compensation Committee, determined that Mr. Blanchard should be adequately compensated for his efforts and approved a discretionary bonus award of $1,900,000 to Mr. Blanchard in anticipation of the termination of his employment agreement and his affirmation of his continuing obligations under the restrictive covenants set forth therein. In addition, the Committee approved an additional credit to the SERP on his behalf as noted above under “Supplemental Executive Retirement Plan (the SERP)” and the vesting of his outstanding equity (except the 2010 grant) in December 2010.

Executive Compensation Policies and Processes

Timing of Long-Term Incentive Awards

Beginning in December 2006, the Committee determined that it would make all LTI awards at its meeting held in December of each year. This practice is reflected in the Committee’s annual calendar, which details the timing of compensation events and associated Committee actions.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our Chief Executive Officer and other named executive officers in excess of $1 million, except for qualified performance-based compensation. The stock options and PSUs we grant are designed to qualify as performance-based so they are not subject to this deduction limitation. While the Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Stock Ownership Guidelines

With the creation of the current LTI program, the Company has encouraged stock ownership through equity awards to our executives. We believe it is important that the interests of our executives and directors be aligned with the long-term interests of our stockholders. Effective January 1, 2007, the Committee adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each executive officer is required to own shares of stock equal in value to a designated multiple of his or her base salary based on the executive’s position:

Stock Value as a Multiple
Position	of Base Salary

Chief Executive Officer	4x
Chief Financial Officer	3x
Executive Vice Presidents	2x
All other executive officers	1x

The required share amount is determined as of the date the officer becomes subject to the guidelines, and is calculated by dividing such officer’s applicable base salary multiple by the 365-day average closing price of our common stock as reported on the New York Stock Exchange, and then rounding to the nearest 100 shares. The target ownership level does not change with changes in base salary or common stock price, but will change in the event the officer’s position level changes. Our executive officers are required to achieve their required ownership levels within five years from the date they become subject to the guidelines. The Committee will administer the guidelines and will periodically review each participant’s compliance (or progress towards compliance) and may impose additional requirements the Committee determines are necessary or appropriate to achieve the purposes of this program. As of the date of this proxy statement, all of our named executive officers had reached or exceeded their required ownership levels, with the exception of Mr. Dunlap, who became subject to the guidelines in April 2010. See “Stock Ownership of Management” for the number of shares of our common stock beneficially owned by our named executive officers as of March 31, 2011.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee on
March 28, 2011:

Harold J. Bouillion
James M. Funk
Justin L. Sullivan

EXECUTIVE OFFICER COMPENSATION

The following table summarizes the compensation of our “named executive officers” for the fiscal year ended December 31, 2010.

2010 Summary Compensation Table

							Change in
							Pension
							Value
							and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total

David D. Dunlap	2010	$560,548	—	$2,358,021	$2,358,011	$1,121,096	—	$44,714	$6,442,390
President and Chief
Executive Officer
Robert S. Taylor	2010	$400,000	—	$259,984	$650,151	$872,453	—	$85,749	$2,268,337
Chief Financial Officer,	2009	367,014	—	249,995	250,001	563,625	—	170,960	1,601,595
Executive Vice President, Treasurer	2008	365,000	$105,000	249,998	249,999	1,006,313	—	170,920	2,147,230
A. Patrick Bernard	2010	$365,000	—	$213,517	$603,668	$742,172	—	$83,456	$2,007,813
Senior Executive	2009	334,900	—	205,314	205,316	352,266	—	150,574	1,248,370
Vice President	2008	350,000	$50,000	205,310	205,312	770,175	—	110,416	1,691,213
James A. Holleman(6)	2010	$315,000	—	$277,518	$1,296,183	$549,281	—	$87,768	$2,525,750
Former Executive Vice
President
William B. Masters	2010	$350,000	—	$159,264	$465,804	$587,781	—	$37,479	$1,600,328
Executive Vice President and General Counsel
Terence E. Hall	2010	$777,534	—	$4,235,699	$7,458,072	$2,824,200	—	$8,639,883	$23,935,388
Chairman, Former Chief	2009	722,949	—	824,992	824,999	1,755,066	—	673,463	4,801,469
Executive Officer	2008	760,000	$300,000	824,995	824,998	3,027,375	$10,000,000	673,186	16,410,554
Kenneth L. Blanchard	2010	$461,808	$1,900,000	$760,878	$3,516,932	$1,234,228	—	$4,898,138	$12,771,984
Former President, Chief	2009	441,510	—	336,879	336,876	810,994	—	376,060	2,302,319
Operating Officer	2008	470,000	175,000	336,881	336,873	1,407,375	—	310,220	3,036,349

(1)	Amounts reflect the aggregate grant date fair value of the restricted stock awards granted during 2010. Restricted stock awards are valued on the date of grant at the closing sale price per share of our common stock. Please see the “Grants of Plan-Based Awards Table” for more information regarding the stock awards we granted in 2010. For each of Messrs Hall, Blanchard and Holleman, the Board accelerated the vesting of certain restricted stock awards in connection with each executive’s termination of employment, and the amounts also reflect the incremental fair value of such modified restricted stock awards, computed as of the modification date in accordance with FASB ASC Topic 718, in the following: Mr. Hall ($1,235,704), Mr. Blanchard ($760,878) and Mr. Holleman ($277,518) See “Executive Compensation — Compensation Discussion and Analysis” for more information regarding these modifications.

(2)	The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the named executive officers during 2010. For a discussion of valuation assumptions, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. See the “Grants of Plan-Based Awards Table” for more information regarding the option awards we granted in 2010. For each of Messrs Hall, Blanchard and Holleman, the Board accelerated the vesting of certain options in connection with each executive’s termination of employment, and the amounts also reflect the incremental fair value of such modified option awards, computed as of the modification date in accordance with FASB ASC Topic 718, in the following amounts: Mr. Hall ($1,458,076), Mr. Blanchard ($516,929) and Mr. Holleman ($989,623) See “Executive Compensation — Compensation Discussion and Analysis” for more information regarding these modifications.

(3)	The amounts reflect the annual cash incentive awards received by our named executive officers and the payout of performance share units (PSUs) that vested on December 31, 2010, as set forth below. As permitted under the terms of the PSUs, prior to payout of the PSUs, the Compensation Committee elected to pay a portion of the aggregate value of the PSUs reflected below in shares of our common stock on March 31, 2011. Please see the “Executive Compensation — Compensation Discussion and Analysis— Long-Term Incentives” for more information regarding the PSUs.

	Annual Cash	PSU
Name	Incentive	Payout

Mr. Dunlap	$1,121,096	n/a
Mr. Taylor	520,000	$352,453
Mr. Bernard	438,000	304,172
Mr. Holleman	346,500	202,781
Mr. Masters	385,000	202,781
Mr. Hall	1,650,000	1,174,200
Mr. Blanchard	735,000	499,228

(4)	In 2008, we agreed to fund a pension benefit for Mr. Hall in the amount of $10 million. During 2010, the Company contributed this amount to Mr. Hall’s account under the SERP. Thus, as of December 31, 2010, the value of the pension benefit was $0, and the benefit was included in the SERP balance as of December 31, 2010 and is reflected in the “Nonqualified Deferred Compensation for Fiscal Year 2010” table herein.

(5)	For 2010, includes (i) annual contributions to the executive’s retirement account under the SERP and matching contributions to the Company’s 401(k) plan, (ii) life insurance premiums paid by the Company for the benefit of the executives, (iii) the value of perquisites, consisting of payments made under the Exec-U-Care program during 2010, the provision of an automobile and related expenses to our executives, either through an automobile allowance or use of a Company owned vehicle, certain executives’ use of the corporate airplane, and other perquisites consisting of corporate apartments ($6,374) and a hunting lease ($5,775), which benefits will no longer be provided, and (iv) payments made in connection with each of Messrs. Hall’s and Blanchard’s termination of employment, as set forth below:

					Use of
	Retirement Plan	Life Insurance			Corporate	Other	Termination
Name	Contributions	Premiums	Exec-U-Care	Automobile	Airplane	Perquisites	Payments

Mr. Dunlap	$32,224	$140.00	$—	$12,350	n/a	n/a	n/a
Mr. Taylor	66,125	140.00	1,625	17,859	n/a	n/a	n/a
Mr. Bernard	60,875	140.00	1,870	14,197	n/a	$6,374	n/a
Mr. Holleman	69,125	132.30	—	12,736	n/a	5,775	n/a
Mr. Masters	22,982	140.00	4,245	10,112	n/a	n/a	n/a
Mr. Hall	294,221	140.00	702	17,575	$115,834	n/a	$8,211,411
Mr. Blanchard	4,804,040	140.00	8,880	22,583	34,303	n/a	28,192

During 2010, Messrs. Hall and Blanchard were allowed to use a corporate airplane for personal travel. We calculate the aggregate incremental cost of their personal use by multiplying the number of hours of personal use by the hourly cost to operate the plane, adding in incidental expenses. Each executive reimburses us for his personal travel on the corporate airplane in an amount equal to the cost of a first class, nonrefundable ticket to his destination, as well as for any incidental expenses incurred during his personal travel, such as baggage handling fees at the airport and meals for the pilots. The amounts included in “All Other Compensation” represent the difference between the aggregate incremental cost to us of each executive’s personal use of the airplane and the amount reimbursed by such executive.

We have not included the $10 million contribution made to Mr. Hall’s SERP account in “All Other Compensation” for 2010 herein, as that amount was previously reported as 2008 compensation when the Company made the commitment.

(6)	Mr. Holleman retired from the Company on January 19, 2011.

The following table presents additional information regarding stock and option awards, as well as non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2010.

Grants of Plan-Based Awards
During Fiscal Year 2010

						All Other	All Other
						Stock	Option
		No. of Units				Awards:	Awards:	Exercise
		Granted Under	Estimated Future Payouts			Number	Number of	or Base	Grant Date
		Non-Equity	Under Non-Equity Incentive			of Shares	Securities	Price of	Fair Value
	Grant	Incentive	Plan Awards			of Stock	Underlying	Option	of Stock and
Name	Date	Plan Awards(2)	Threshold	Target	Maximum	or Units(3)	Options(3)	Awards	Option Awards

David D. Dunlap(4)
Annual Bonus(1)			$371,250	$825,000	$1,650,000
PSUs	04/28/10	30,000	1,500,000	3,000,000	6,000,000
	12/10/10	17,160	858,000	1,716,000	3,432,000
Restricted Stock	04/28/10					58,847			$1,500,010
	12/10/10					24,798			858,011
Stock Options	04/28/10						144,370	25.49	1,500,004
	12/10/10						60,211	34.60	858,007
Robert S. Taylor
Annual Bonus(1)			130,000	260,000	520,000
PSUs	12/10/10	5,200	260,000	520,000	1,040,000
Restricted Stock	12/10/10					7,514			259,984
Stock Options	04/01/10						40,725	21.93	390,146
	12/10/10						18,246	34.60	260,006
A. Patrick Bernard
Annual Bonus(1)			109,500	219,000	438,000
PSUs	12/10/10	4,271	213,550	427,100	854,200
Restricted Stock	12/10/10					6,171			213,517
Stock Options	04/01/10						40,725	21.93	390,146
	12/10/10						14,984	34.60	213,522
James A. Holleman
Annual Bonus(1)			86,625	173,250	346,500
Stock Options	04/01/10						32,000	21.93	306,560
William B. Masters
Annual Bonus(1)			96,250	192,500	385,000
PSUs	12/10/10	3,185	159,250	318,500	637,000
Restricted Stock	12/10/10					4,603			159,264
Stock Options	04/01/10						32,000	21.93	306,560
	12/10/10						11,175	34.60	159,244
Terence E. Hall(5)
Annual Bonus(1)			371,250	825,000	1,650,000
Restricted Stock	04/28/10					117,693			3,000,000
Stock Options	04/28/10						577,478	25.49	6,000,000
Kenneth L. Blanchard(6)
Annual Bonus(1)			183,750	367,500	735,000
Stock Options	05/21/10						297,030	22.34	3,000,000

(1)	The amounts shown reflect possible payments under our annual incentive bonus program for fiscal year 2010, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary upon the Company’s achievement of certain performance measures. The amounts actually paid to the named executive officers for 2010 pursuant to this program are reflected in the “Summary Compensation Table” herein. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding this program and the related performance measures.

(2)	The amounts shown reflect grants of performance share units (PSUs) under our stock incentive plans. The PSUs have a three year performance period. The performance period for the PSUs granted on December 10, 2010 is January 1, 2011 through December 31, 2013. In addition, the PSUs restrict a participant’s ability to be afforded retiree treatment if he engages in certain competitive activity prior to the payout date of the PSUs. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the PSUs.

(3)	The stock options and shares of restricted stock were granted under our stockholder approved equity incentive plans, and vest ratably over a three-year period. In addition, the stock options and restricted stock awards contain forfeiture provisions, requiring the executive to return the award or any gain thereon if he engages in certain competitive activity with the Company during his employment or within three years thereafter.

(4)	On April 28, 2010, Mr. Dunlap received a grant of PSUs, stock options and shares of restricted stock in connection with his appointment as Chief Executive Officer.

(5)	On April 28, 2010, in conjunction with his voluntary termination of employment as Chief Executive Officer and assumption of the role of Executive Chairman of the Board of Directors, Mr. Hall received a grant of stock options and shares of restricted stock. See “Executive Compensation — Compensation Discussion and Analysis” for more information regarding Mr. Hall’s awards.

(6)	On May 21, 2010, in connection with his planned voluntarily termination of employment as President and Chief Operating Officer in December 2010, Mr. Blanchard received a grant of stock options. See “Executive Compensation — Compensation Discussion and Analysis” for more information regarding Mr. Blanchard’s awards.

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of	Units of
	Options	Options	Option	Option	Stock That	Stock That
	(#)	(#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested(1)	Vested(2)

David D. Dunlap	0	144,370 (3)	$25.49	04/28/2020	83,645	$2,926,739
	0	60,211 (7)	34.60	12/10/2010
Robert S. Taylor	55,000	—	9.46	06/06/2012	34,910	1,221,501
	150,000	—	10.66	08/10/2014
	60,000	—	17.46	06/24/2015
	24,000	—	24.99	02/23/2016
	14,591	—	35.69	12/14/2016
	15,908	—	35.84	12/06/2017
	27,458	13,728 (4)	12.86	12/04/2018
	9,218	18,437 (5)	20.30	12/10/2019
	—	40,725 (6)	21.93	04/01/2020
	—	18,246 (7)	34.60	12/10/2020

	Option Awards					Stock Awards
	Number of	Number of					Market
	Securities	Securities				Number of	Value of
	Underlying	Underlying				Shares or	Shares or
	Unexercised	Unexercised				Units of	Units of
	Options	Options		Option	Option	Stock That	Stock That
	(#)	(#)		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested(1)	Vested(2)

A. Patrick Bernard	54,583	—		$10.66	08/10/2014	28,759	$1,006,277
	37,500	—		17.46	06/24/2015
	15,000	—		24.99	02/23/2016
	9,120	—		35.69	12/14/2016
	13,729	—		35.84	12/06/2017
	22,550	11,274	(4)	12.86	12/04/2018
	7,570	15,142	(5)	20.30	12/10/2019
	—	40,725	(6)	21.93	04/01/2020
	—	14,984	(7)	34.60	12/10/2020
James A. Holleman	7,500	—		9.31	04/04/2011	15,153	530,203
	7,500	—		9.46	06/06/2012
	6,000	—		8.77	03/19/2013
	100,000	—		10.66	08/10/2014
	33,000	—		17.46	06/24/2015
	13,200	—		24.99	02/23/2016
	7,271	—		35.69	12/14/2016
	9,153	—		35.84	12/06/2017
	15,136	7,568	(4)	12.86	12/04/2018
	5,081	10,164	(5)	20.30	12/10/2019
	—	32,000	(6)	21.93	04/01/2020
William B. Masters	8,413	—		40.69	02/28/2018	25,255	883,672
	16,818	8,409	(4)	12.86	12/04/2018
	5,646	11,293	(5)	20.30	12/10/2019
	—	32,000	(6)	21.93	04/01/2020
	—	11,175	(7)	34.60	12/10/2020
Terence E. Hall(3)	93,617	—		9.31	04/04/2011	—	—
	490,000	—		10.66	08/10/2014
	188,500	—		17.46	06/24/2015
	75,400	—		24.99	02/23/2016
	45,436	—		35.69	12/14/2016
	52,999	—		35.84	12/06/2017
	135,914	—		12.86	12/04/2018
	91,261	—		20.30	12/10/2019
	577,478	—		25.49	04/28/2020
Kenneth L. Blanchard	100,000	—		10.66	08/10/2014	—	—
	78,000	—		17.46	06/24/2015
	31,200	—		24.99	02/23/2016
	20,995	—		35.69	12/14/2016
	22,533	—		35.84	12/06/2017
	55,498	—		12.86	12/04/2018
	37,265	—		20.30	12/10/2019
	297,030	—		22.34	05/21/2020

(1)	The shares of restricted stock held by our named executive officers vest as follows:

	Total
	Unvested
	Restricted
Name	Stock	Vesting Schedule

Mr. Dunlap	83,645	19,616 shares vesting on 4/28/11;
		8,266 shares vesting on 1/1/12;
		19,616 shares vesting on 4/28/12;
		8,266 shares vesting on 1/1/13;
		19,615 shares vesting on 4/28/13;
		8,266 shares vesting on 1/1/14.
Mr. Taylor	34,910	12,706 shares vesting on 1/1/11;
		13,090 shares vesting on 1/1/12;
		6,610 shares vesting on 1/1/13;
		2,504 shares vesting on 1/1/14.
Mr. Bernard	28,759	10,524 shares vesting on 1/1/11;
		10,749 shares vesting on 1/1/12;
		5,429 shares vesting on 1/1/13;
		2,057 shares vesting on 1/1/14.
Mr. Holleman	15,153	7,055 shares vesting on 1/1/11;
		8,098 shares vesting on 1/19/11.
Mr. Masters	25,255	11,654 shares vesting on 1/1/11;
		8,017 shares vesting on 1/1/12;
		4,049 shares vesting on 1/1/13;
		1,535 shares vesting on 1/1/14.
Mr. Hall	—
Mr. Blanchard	—

(2)	Based on the closing price of our common stock on December 31, 2010 ($34.99), as reported on the New York Stock Exchange.

(3)	The unvested options will vest in one-third increments on April 28, 2011, 2012 and 2013.

(4)	The unvested options will vest on December 31, 2011.

(5)	The unvested options will vest in equal increments on December 31, 2011 and 2012.

(6)	The unvested options will vest in one-third increments on April 1, 2011, 2012 and 2013.

(7)	The unvested options will vest in one-third increments on December 31, 2011, 2012 and 2013

The following table sets forth certain information regarding the vesting of restricted stock during 2010 for each of the named executive officers. There were no stock option exercises during 2010.

Option Exercises and Stock Vested in 2010

	Stock Awards
	Number of
	Shares
	Acquired	Value Realized
Name	On Vesting	on Vesting(1)

David D. Dunlap	—	—
Robert S. Taylor	10,703	$259,976
A. Patrick Bernard	8,466	$205,639
James A. Holleman	5,840	$141,854
William B. Masters	9,140	$222,011
Terence E. Hall	243,164	$8,052,676
Kenneth L. Blanchard	51,824	$1,640,935

(1)	The amount realized is based on the closing sale price on the applicable date of vesting of the restricted stock award, or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Retirement Benefit Programs

Supplemental Executive Retirement Plan

In December 2008, the Compensation Committee adopted the Supplemental Executive Retirement Plan (the “SERP”), which provides retirement benefits to the Company’s executive officers and certain other designated key employees. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP will be in the form of credits to a notional account maintained for each participant. Under the SERP, the Company will generally make annual contributions ranging from 5% to 25% of salary and annual cash bonus to a retirement account based on the participant’s age and years of service. Current executives who have combined age and years of service of at least 55 as of December 31, 2008, receive higher annual contributions under the SERP, ranging from 10% to 35% of base salary and annual cash bonus. The highest 2010 annual contribution was 35%. The 2010 annual contributions are reflected in the “Non-Qualified Deferred Compensation for Fiscal Year 2010” table below. The Compensation Committee, in its sole discretion and if it deems appropriate for any reason, may also make discretionary contributions to a participant’s retirement account. See “Executive Compensation — Compensation Discussion and Analysis” for more information.

A participant will vest in his SERP retirement account upon the earliest to occur of: (i) attaining six years of service (including service prior to the adoption of the SERP), upon which amounts in the SERP account will vest in 20% annual increments provided the participant remains employed; (ii) attaining age 65; (iii) a change of control; (iv) becoming disabled; or (v) termination of the participant’s employment without cause by the Company. Participants may also forfeit the vested amounts in their retirement accounts if they are terminated for cause or, if within 36 months of a termination without cause, engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company. Following the end of each plan year, retirement accounts will be adjusted to reflect earnings on the average daily balance of the accounts during the year. The accounts will be adjusted to reflect earnings at a rate of interest that will be determined annually and will be equal to the Company’s after-tax long-term borrowing rate. Upon a separation from service, participants will be paid the vested amount of their SERP retirement accounts in a lump sum or installments, commencing on the first business day of the seventh month following separation from service.

In 2008, the Company agreed to provide Mr. Hall an additional retirement benefit paid through the SERP. The Company agreed that on the later of his separation from service from the Company or attainment of age 65, Mr. Hall would receive an additional fully vested contribution to his SERP account in the amount of $10 million, which amount was previously reflected in the “Pension Benefits” table included in our 2009 and 2010 proxy statements.

This contribution was made to Mr. Hall’s SERP account in December 2010, following Mr. Hall’s termination of his employment status with the Company. This $10 million contribution is now reflected in the “Non-Qualified Deferred Compensation for Fiscal Year 2010” table herein as a 2010 contribution from the Company.

Pension Benefits for Fiscal 2010

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit (1)	Last Fiscal Year

Terence E. Hall	SERP	n/a	$0	—

(1)	As noted above, in December 2010, the Company made the agreed contribution to Mr. Hall’s SERP account, the amount of which contribution is now reflected in the “Non-Qualified Deferred Compensation for Fiscal Year 2010” table herein.

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan (the “NQDC Plan”) provides an income deferral opportunity for executive officers and certain senior managers of the Company who qualify for participation. The plan is administered by the NQDC Administrative Committee, which is comprised of senior managers in the Company appointed under the direction of the Compensation Committee. Eligible participants are recommended by senior managers in the Company and approved by the NQDC Administrative Committee. Participants in the plan may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual bonus and 50% of the payout value of any performance share units. Participants are immediately 100% vested in their benefits under the plan, and earn a return on their deferred compensation that is based on hypothetical investments in certain specified mutual funds from which the participants may select. The plan is unfunded, but the Company may make contributions to a rabbi trust, in which funds are set aside to pay benefits and invested in a manner designed to provide returns that are similar to those produced by the participants’ hypothetical investments. The amounts set aside in the rabbi trust subject to the claims of the Company’s creditors. The plan provides that benefits are paid out in either a lump-sum payment or in equal annual payments over a 2 to 15 year period, as elected by the participant. In addition, regardless of a participant’s election as to payment, a lump-sum payment of benefits will be made following a participant’s termination of employment (unless the participant is at least age 55 with at least five years of service at termination, in which case the participant’s payments shall commence but installment elections will be honored) or following a participant’s death or disability. Although the plan provides that upon approval by the Board, the Company may provide a match of up to 100% of the deferrals, the Company has not elected to provide a match.

Non-Qualified Deferred Compensation for Fiscal Year 2010

	Executive	Registrant	Aggregate		Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in		Withdrawals/	Balance at
Name	Last FY(1)	Last FY(2)	Last FY		Distributions	12/31/10

David D. Dunlap
NQDC Plan	—	—	—		—	—
SERP	—	$28,027	—		—	$28,027
Robert S. Taylor
NQDC Plan	—	—	$224,099	(3)	$106,647	2,002,070	(5)
SERP	—	60,000	13,507	(4)	—	375,262	(6)
A. Patrick Bernard
NQDC Plan	$125,760	—	297,483	(3)	—	2,057,558	(5)
SERP	—	54,750	7,481	(4)	—	229,361	(6)
James A. Holleman
NQDC Plan	—	—	—		—	—
SERP	—	63,000	11,427	(4)	—	329,711
William B. Masters
NQDC Plan	—		21,573	(3)	—	155,014
SERP	—	17,500	2,361	(4)	—	72,638
Terence E. Hall
NQDC Plan	—	—	319,564	(3)	753,762	4,880,765	(5)
SERP	—	10,288,750	84,416	(4)	—	11,640,711	(6)
Kenneth L. Blanchard
NQDC Plan	—	—	160,638	(3)	—	1,776,342	(5)
SERP	—	4,798,000	41,386	(4)	—	5,477,166	(6)

(1)	Of the contributions reflected in this column, the following amounts are part of the noted executive’s total compensation for 2010, and are included under the salary column in the “Summary Compensation Table” herein: Mr. Bernard — $125,760.

(2)	The amounts reflected are part of each executive’s total compensation for 2010, and are included under the all other compensation column in the “Summary Compensation Table” herein, except for $10 million of the contributions to Mr. Hall’s account, which is included in Mr. Hall’s total compensation for 2008.

(3)	With regard to the NQDC Plan, participant contributions are treated as if invested in one or more investment vehicles selected by the participant. The annual rate of return for these funds for fiscal year 2010 was as follows:

One Year
Fund	Total Return

Model Portfolio — Conservative	7.86%
Model Portfolio — Moderate/Conservative	10.04%
Model Portfolio — Moderate	12.01%
Model Portfolio — Moderate/Aggressive	13.12%
Model Portfolio — Aggressive	14.11%
Nationwide NVIT Money Market	0.0%
PIMCO VIT Total Return	8.12%
PIMCO VIT Real Return	8.11%
MFS VIT Value	11.22%
Dreyfus Stock Index	14.84%
American Funds IS Growth	18.68%
Janus Aspen Perkins Mid Cap Value	15.36%
Morgan Stanley UIF Mid Cap Growth	32.31%
Royce Capital Small Cap	20.52%
Vanguard VIF Small Company Growth	31.79%
MFS VIT II International Value	8.78%
American Funds IS International	7.23%
Invesco VIF Global Real Estate	17.51%

(4)	Pursuant to the terms of the SERP, aggregate earnings for 2010 were calculated at a rate of interest equal to 4.47%, which was our after-tax long-term borrowing rate.

(5)	The following amounts reflected in this column for each named executive officer were included in the 2009 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Taylor — $52,000 and Mr. Bernard — $33,611. The following amounts reflected in this column for each named executive officer were included in the 2008 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Taylor — $811,410, Mr. Bernard — $588,999, Mr. Hall — $2,379,476 and Mr. Blanchard — $484,063.

(6)	The following amounts reflected in this column for each named executive officer were included in the 2009 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Taylor — $150,874, Mr. Bernard — $85,740, Mr. Hall — $640,487 and Mr. Blanchard — $352,409. The following amounts reflected in this column for each named executive officer were included in the 2008 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Taylor — $144,539, Mr. Bernard — $77,969, Mr. Hall — $10,602,500 and Mr. Blanchard — $274,125.

Potential Payments upon Termination or Change in Control

In addition to the post-employment benefits provided under the Company’s 401(k) plan, the Supplemental Executive Retirement Plan and the non-qualified deferred compensation plan (described above), we provide the following additional benefits to our named executive officers in connection with termination of employment or a change in control.

Employment Agreement — Mr. Dunlap.  Effective April 28, 2010, the Company and Mr. Dunlap entered into an Employment Agreement in conjunction with his appointment as Chief Executive Officer. The agreement expires on April 27, 2013, but may be terminated by either party prior to that date in accordance with the terms of the agreement. Under the agreement, Mr. Dunlap is eligible to earn an annual incentive bonus based upon the achievement of performance objectives and is also eligible for stock option and other stock-based grants under our long-term incentive plans, in each case as approved by the Committee. Mr. Dunlap’s employment agreement contains non-disclosure and other provisions intended to protect our interests in the event that Mr. Dunlap ceases to be employed. The agreement provides for the termination of Mr. Dunlap’s employment upon his death or disability, by the Company with or without cause or by Mr. Dunlap for good reason. The agreement also provides for termination under certain circumstances relating to a change in control of the Company.

In the event Mr. Dunlap’s employment is terminated by him for good reason or by the Company within two years of a change in control for any reason other than death, incapacity or cause (as those terms are defined in the agreement), he shall receive in addition to any other amounts payable to him (i) a lump-sum payment on the first business day occurring on or after the 30th day after the date of such termination in an amount equal to three times (3x) the sum of (A) his base salary and (B) the greater of (x) the average annual bonus paid to him for the three fiscal years preceding the year in which his employment is terminated or (y) his target annual bonus for the current fiscal year; (ii) for two years after the date of such termination, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one year period following the termination at a cost of up to $10,000. Mr. Dunlap’s agreement provides that any amounts payable pursuant to a change in control that are considered “excess parachute payments” under Section 4999 of the Internal Revenue Code will be reduced to the extent necessary to prevent such payments from triggering the excise tax.

In the event Mr. Dunlap’s employment is terminated by the Company upon his incapacity or at the discretion of the Board of Directors, Mr. Dunlap shall receive, in addition to any other amounts payable to him, a lump-sum payment on the first business day occurring on or after the 30th day after the date of such termination in an amount equal to either (1) if the termination occurs on or before April 28, 2011, two times (2x) the sum of his base salary and his target annual bonus for the current fiscal year, or (2) if the termination occurs after April 28, 2011, the greater of (x) the number of full and partial calendar months remaining in the term of the agreement at the time of the termination divided by 12, multiplied by the sum of (i) his base salary and (ii) the greater of (A) the average annual bonus paid for three preceding fiscal years or (B) his target bonus in the Company’s annual incentive plan for the current fiscal year, or (y) the sum of (i) his base salary and (ii) the greater of (A) the average annual bonus paid for three preceding fiscal years or (B) his target annual bonus for the current fiscal year. In addition, in each case he shall receive for the remainder of the term, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.

Employment Agreements — Other Named Executive Officers.  We currently have employment agreements with all of our named executive officers, except for Messrs. Hall, Blanchard and Holleman, who each retired and are no longer employees of the Company. The Company’s arrangements with Messrs. Hall and Blanchard are discussed below. Mr. Holleman’s employment agreement terminated in January 2011 upon his retirement. As of the date of this proxy statement, the employment agreements with our other named executive officers have terms that expire on either April 1, 2014 (for Mr. Taylor) or April 1, 2013 (for Messrs. Bernard and Masters); provided however, that on April 1st of each year the term shall be automatically extended for one additional year unless prior written notice is given by either party. The agreements provide for the termination of employment upon the executive officer’s death or disability, by the Company with or without cause or by the executive for good reason. The agreements also provide for termination by the executive officer under certain circumstances relating to a change in control of the

Company. Each of their employment agreements also contains non-competition and other provisions intended to protect our interests in the event that they cease to be employed.

Pursuant to the agreements, in the event an executive officer’s employment is terminated under certain circumstances relating to a change in control of the Company, including termination by the executive officer for good reason, the executive officer shall receive in addition to any other amounts payable (i) a lump-sum payment within 30 days after the date of such termination in an amount equal to two and one-half times (2.5x) (for Mr. Taylor) or two times (2x) (for Messrs. Bernard, Holleman and Masters) the sum of (A) the executive officer’s base salary and (B) the greater of (x) the average annual bonus paid to the executive officer for the three fiscal years preceding the year in which the executive officer’s employment is terminated or (y) the target bonus for the executive officer in the Company’s annual incentive plan for the current fiscal year; (ii) for two and one-half years (for Mr. Taylor) or two years (for Messrs. Bernard, Holleman and Masters) after the date of such termination, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one-year period following the termination. The executive will also receive a payment in an amount sufficient to make him whole for any excise tax on amounts payable pursuant to a change in control that are considered “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, pursuant to the terms of our incentive plans, all stock options, restricted stock grants and PSUs (at maximum value) held by these officers will immediately vest upon a change of control.

In the event an executive officer’s employment is terminated by the Company, except upon the executive officer’s death or disability, for cause or under certain circumstances relating to a change of control of the Company, the employment agreements provide that the executive officer shall receive, in addition to any other amounts payable, (i) one lump-sum payment within 30 days after the date of such termination in an amount equal to (A) the greater of (x) two (for Mr. Taylor) or one (for Messrs. Bernard, Holleman and Masters) and (y) the number of full and partial calendar months remaining in the term as of the date of termination divided by 12, multiplied by (B) the sum of the base salary and the target bonus for the executive officer in the Company’s annual incentive plan for the current fiscal year; and (ii) for the remainder of the term, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.

Management Transition Agreements — Mr. Hall.  Effective April 28, 2010, the Company and Mr. Hall entered into an Executive Chairman and a Buy-Out Agreement in conjunction with his voluntary termination of his employment as Chief Executive Officer and assumption of the role of Executive Chairman of the Board of Directors. On the effective date of these agreements, in consideration of the termination of the Company’s obligations under Mr. Hall’s previous employment agreement, Mr. Hall received a lump sum payment of $7,992,000. He also received grants of 117,693 shares of restricted stock and 577,478 options to purchase shares of the Company’s common stock, each with a three-year vesting period. Pursuant to the Executive Chairman Agreement, Mr. Hall received an annual base salary of $825,000 for serving as Executive Chairman and was be eligible to earn a bonus under the Company’s annual incentive program. For each year of the agreement, the target annual bonus was set at 100% and the maximum bonus at 200% of Mr. Hall’s actual base salary paid during the part of the year for which the agreement was in effect, with the actual amount determined based on the applicable performance objectives. Mr. Hall also remained eligible to participate in other benefit programs generally available to the Company’s executive officers. The Executive Chairman Agreement was to expire on May 20, 2011, although it was terminated in December 2010, as described below.

On April 28, 2010, the Company and Mr. Hall also entered into a Senior Advisor Agreement to become effective May 20, 2011, upon the termination of the Executive Chairman Agreement. The Senior Advisor Agreement, which expires May 31, 2015, provides for an annual advisory fee of $400,000 and the continuation of health benefits. If the Company terminates this agreement for any reason prior to this date (including as a result of Mr. Hall’s death or disability), Mr. Hall will receive (i) the annual advisory fee for the remainder of the term in a lump sum, (ii) continuation of the health benefits for the remainder of the term, and (iii) accelerated vesting of any unvested stock options and restricted stock. As noted below, the effective date of this agreement was accelerated and Mr. Hall assumed the role of senior advisor on December 11, 2010.

Effective December 10, 2010, the Company and Mr. Hall entered into a Letter Agreement, pursuant to which the Executive Chairman Agreement was terminated and the effective date of the Senior Advisor Agreement was accelerated to December 11, 2010. Under the terms of the Letter Agreement, Mr. Hall will continue to have use of corporate aircraft and facilities; however, he will no longer serve as an employee of the Company. In addition, the Company agreed to provide the following benefits to Mr. Hall, which benefits are intended to ensure that Mr. Hall is in approximately the same financial position as he would have been had the Executive Chairman Agreement continued through its original term: (i) payment of $371,844, less applicable withholding taxes, representing the base salary and car allowance he would have received under the Executive Chairman Agreement through May 20, 2011, its original termination date; (ii) confirmation that Mr. Hall will remain eligible to receive an annual bonus under the Company’s annual bonus program for the full 2010 fiscal year and for a portion of 2011, which will be paid out in accordance with the terms of the annual bonus program based on the Company’s achievement of the applicable performance objectives for 2010 and 2011, respectively, and (iii) credits under the Company’s Supplemental Executive Retirement Plan for the 2010 and 2011 plan years that total the amount Mr. Hall would have received as credits under such plan had he remained an employee through May 20, 2011. The timing of each of these payments has been structured to comply with Internal Revenue Code Section 409A. As previously noted, the Compensation Committee also agreed to accelerate the vesting of all of Mr. Hall’s outstanding stock options and restricted stock in order to allow the Company to fully recognize the non-cash expense for these awards in 2010, and to provide Mr. Hall with an additional five months employment credit under his outstanding performance share units. Although the effective date of the Senior Advisor Agreement was changed to December 11, 2010, Mr. Hall will not receive any compensation under the Senior Advisor Agreement before May 20, 2011.

Management Transition Agreements — Mr. Blanchard.  The Company and Mr. Blanchard entered into a Senior Advisor Agreement dated effective January 1, 2011. Pursuant to the agreement, Mr. Blanchard agreed to voluntarily terminate his employment as President and Chief Operating Officer as of December 31, 2010, following which he would assume the position of senior advisor and continue in such role during the term of the agreement. The agreement expires on December 31, 2012, and provides for an annual advisory fee of $300,000 and the continuation of health benefits. If the Company terminates this agreement for any reason prior to December 31, 2012 (including as a result of Mr. Blanchard’s death or disability), he would receive (i) the annual advisory fee for the remainder of the term in a lump sum, (ii) continuation of the health benefits for the remainder of the term, and (iii) accelerated vesting of his stock options and restricted stock. As noted below, the effective date of this agreement was accelerated and Mr. Blanchard assumed the role of senior advisor on December 11, 2010.

Effective December 10, 2010, the Company and Mr. Blanchard entered into a Letter Agreement, pursuant to which Mr. Blanchard’s employment agreement was terminated and the effective date of Mr. Blanchard’s Senior Advisor Agreement was accelerated to December 11, 2010. Under the terms of the Letter Agreement, the Company paid Mr. Blanchard a lump-sum payment of $28,192, less applicable withholding taxes, representing the base salary Mr. Blanchard would have received for the remainder of 2010. In addition, notwithstanding the early termination of Mr. Blanchard’s employment, (i) Mr. Blanchard received a credit under the Company’s SERP for 2010 in the amount of $122,500 based on his 2010 base salary, which credit was made in early 2011, at the same time credits were made to other participants in the SERP, and (ii) Mr. Blanchard received an annual incentive bonus for 2010 under the Company’s annual incentive bonus program, which was paid out in early 2011 in accordance with the terms of the annual bonus program based on the Company’s achievement of the applicable performance objectives for 2010. The Compensation Committee also accelerated the vesting of all of Mr. Blanchard’s outstanding stock options and restricted stock (some of which had been previously accelerated in May 2010) to allow the Company to fully recognize the non-cash expense for this award in 2010. Although the effective date of the Senior Advisor Agreement was changed to December 11, 2010, Mr. Blanchard did not receive any compensation under the Senior Advisor Agreement until January 1, 2011.

Except as otherwise noted, the following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2010 termination date, and where applicable, using the closing price of our common stock of $34.99 (as reported on the New York Stock Exchange as of December 31, 2010). The actual payments and benefits received by Messrs. Hall and Blanchard upon their respective terminations of employment with the Company during 2010 are discussed above. In addition to the amounts reflected in the table, upon termination of employment, the named executive officers would also receive benefits under the Supplemental Executive Retirement Plan and the Nonqualified Deferred Compensation Plan, as described above, as well as benefits under our 401(k) plan.

			Restricted
		Options	Stock	Performance
	Lump Sum	(Unvested	(Unvested	Share
	Severance	and	and	Units	Health	Tax
Name	Payment	Accelerated)	Accelerated)	(Accelerated)	Benefits	Gross-Up	Total

David D. Dunlap
• Retirement	n/a	(2)	(2)	(3)	n/a	n/a	—
• Death	n/a	$1,394,997	$2,926,739	(3)	n/a	n/a	$4,321,736
• Disability	$3,300,000	$1,394,997	$2,926,739	(3)	$36,348	n/a	$7,658,084
• Termination-No Cause	$3,300,000	(2)	(2)	(3)	$36,348	n/a	$3,336,348
• Termination — Good Reason	$4,950,000	n/a2)	n/a	(3)	$31,155	n/a	$4,981,155
• Termination after Change of Control(1)	$4,950,000	$1,394,997	$2,926,739	$9,432,000	$31,155	n/a	$18,734,891
Robert S. Taylor
• Retirement	n/a	(2)	(2)	(3)	n/a	n/a	—
• Death/Disability	n/a	$1,113,625	$1,221,501	(3)	n/a	n/a	$2,335,126
• Termination-No Cause	$1,485,000	(2)	(2)	(3)	$31,320	n/a	$1,516,320
• Termination after Change of Control(1)	$2,031,172	$1,113,625	$1,221,501	$3,040,000	$34,800	0	$7,441,098
A. Patrick Bernard
• Retirement	n/a	(2)	(2)	(3)	n/a	n/a	—
• Death/Disability	n/a	$1,009,642	$1,006,277	(3)	n/a	n/a	$2,015,919
• Termination-No Cause	$730,000	(2)	(2)	(3)	$17,229	n/a	$747,229
• Termination after Change of Control(1)	$1,364,792	$1,009,642	$1,006,277	$2,496,650	$27,567	$1,716,102	$7,621,030
James A. Holleman(4)
• Retirement	n/a	(2)	(2)	(3)	n/a	n/a	—
• Death/Disability	n/a	$734,709	$530,203	(3)	n/a	n/a	$1,264,912
• Termination-No Cause	$610,313	(2)	(2)	(3)	$16,858	n/a	$627,171
• Termination after Change of Control(1)	$1,070,667	$734,709	$530,203	$1,102,450	$26,972	0	$3,465,001
William B. Masters
• Retirement	n/a	(2)	(2)	(3)	n/a	n/a	—
• Death/Disability	n/a	$774,264	$883,672	(3)	n/a	n/a	$1,657,936
• Termination-No Cause	$678,125	(2)	(2)	(3)	$17,156	n/a	$695,281
• Termination after Change of Control(1)	$1,121,250	$774,264	$883,672	$1,861,900	$27,450	$1,416,572	$6,085,108

(1)	Certain of the benefits described in the table would be achieved in the event of a change of control alone, and would not require a termination of the executive’s employment. In particular, pursuant to the terms of our stock incentive plans and the individual award agreements, upon a change of control as defined in the plans, (i) all outstanding stock options would immediately vest, (ii) all restrictions on outstanding restricted shares would lapse, and (iii) all outstanding performance share units would be paid out as if the maximum level of performance had been achieved. In addition, Mr. Dunlap’s employment agreement provides that his change of control benefits will be reduced to avoid imposition of the excise tax.

(2)	Pursuant to the terms of the Restricted Stock Agreements and the Stock Option Agreements, upon termination of the executive’s employment as a result of retirement or termination by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of the outstanding restricted stock and stock options.

(3)	Pursuant to the terms of the Performance Share Unit Award Agreements, if an executive’s employment terminates prior to the end of the applicable performance period as a result of retirement, death, disability, or termination for any reason other than the voluntary termination by the executive or termination by the Company for cause, then the executive shall forfeit as of the date of termination a number of units determined by multiplying the number of units by a fraction, the numerator of which is the number of full months following the date of termination, death, disability or retirement to the end of the performance period and the denominator of which is 36. The remaining units shall be valued and paid out to the executive in accordance with their original payment schedule based on the Company’s achievement of the applicable performance criteria. Upon a voluntary termination by the executive or a termination by the Company for cause, all outstanding units are forfeited. See the discussion of the PSUs in “Executive Compensation — Compensation Discussion and Analysis” above.

(4)	Mr. Holleman retired from the Company on January 19, 2011.

PROPOSAL TO APPROVE, BY AN ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve by a non-binding, advisory vote, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosures. Stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of Superior Energy Services, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage stockholders to review all the relevant information in this proxy statement — our Compensation Discussion and Analysis (including its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our Board and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We invite stockholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance — Communication with our Board.”

Vote Required

The approval, by an advisory vote, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

The Board unanimously recommends that stockholders vote FOR the proposal to approve of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL TO RECOMMEND, BY AN ADVISORY VOTE, THE FREQUENCY OF FUTURE
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders recommend by a non-binding, advisory vote their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every year, every two years, or every three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board is recommending that we hold an advisory vote on executive compensation every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation prior to the following year’s annual meeting of stockholders. Our Board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory and not binding on us or our Board in any way. Our Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Vote Required

Because this advisory vote has three possible substantive responses (every year, every two years, or every three years), we will consider stockholders to have “recommended” the frequency selected by a plurality of the votes cast. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every year, every two years, or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board unanimously recommends that stockholders vote FOR holding an advisory vote on the compensation of our named executive officers EVERY YEAR.

CERTAIN TRANSACTIONS

Our practice has been that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, by our Audit Committee pursuant to the Audit Committee Charter. The Audit Committee reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies. We are currently not a party to any such related party transactions.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. Sullivan as Chairman, Bouillion and Howard. Each of these individuals meets the independence requirements of the New York Stock Exchange, as well as any other applicable legal and regulatory requirements. The duties and responsibilities of the Audit Committee are set forth in its written charter adopted by the Board. The committee reassesses its charter as conditions dictate, but in no event less than once a year, and updates it to comply with the rules of the New York Stock Exchange and any other applicable legal and regulatory requirements.

The Audit Committee reviewed and discussed our financial statements with management, which is primarily responsible for preparing the statements, and our independent registered public accounting firm, KPMG LLP, who is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, and has reviewed KPMG’s independence. As part of the committee’s review of KPMG’s independence, it received and discussed the written disclosures and the letter from KPMG required by applicable requirements of the Public

Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has also considered whether KPMG’s provision of non-audit services to us, which are described below, was compatible with its independence. The committee has concluded that it is.

Based on its reviews and discussions with management and KPMG, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Justin L. Sullivan
Harold J. Bouillion
Ernest E. Howard, III

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2010 and 2009, and fees billed for other services rendered by KPMG LLP:

	Fiscal Year Ended December 31,
	2010	2009

Audit Fees(1)	$2,285,017	$1,950,321
Audit-Related Fees(2)	297,826	—
Tax Fees(3)	767,523	794,520
All Other Fees	—	—

(1)	Reflects fees for services rendered for the audits of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

Pre-Approval Process

The services performed by the independent registered accounting firm in 2010 were pre-approved by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by our independent registered accounting firm. The Audit Committee has delegated pre-approval authority for certain routine audit, audit related and tax services specifically listed in the pre-approval policy to its chairman for any individual service estimated to involve a fee of less than $75,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management its responsibility to pre-approve services to be performed by the Company’s independent registered accounting firm. All audit, audit-related and tax services with our independent registered accounting firm not specifically listed in the pre-approval policy must be separately pre-approved by the Audit Committee.

Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer and must include joint statements from the independent registered accounting firm and Chief Financial Officer as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, which selection is submitted to our stockholders for ratification. If our stockholders do not ratify the selection of KPMG LLP by the affirmative vote of holders of a majority of the voting power present or represented by proxy at the annual meeting, the selection will be reconsidered by the Audit Committee.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

Vote Required

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

The Audit Committee and the Board of Directors unanimously recommend that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC.
2011 STOCK INCENTIVE PLAN

General

The Board believes that our growth depends upon the efforts of our officers, directors, employees, consultants and advisors and that the proposed 2011 Stock Incentive Plan (the “Stock Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing stockholder value. The Stock Plan has been adopted by the Board, subject to approval by our stockholders at the annual meeting. The principal features of the Stock Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Stock Plan, which is attached to this proxy statement as Appendix A.

Purpose of the Proposal

The Board believes that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. The purpose of the Stock Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing stock-based economic incentives designed to attract, retain, reward and motivate key employees, officers, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and our stockholders. Currently, there are 124,311 shares of our common stock available for grant to our key officers, employees and consultants under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at appropriate levels, the Board believes it is important that we establish a new equity-based plan at this time. If the Stock Plan is approved at the annual meeting, no future grants will be made through any of our remaining stock incentive plans for key employees, and the only equity-based plans that will be used going forward will be the Stock Plan, the Amended and Restated 2004 Directors Restricted Stock Units Plan and the Employee Stock Purchase Plan.

Terms of the Plan

Administration of the Stock Plan.  The Compensation Committee of the Board (or a subcommittee) will generally administer the Stock Plan, and has the authority to make awards under the Stock Plan, including setting the terms of the awards. Our Compensation Committee will also generally have the authority to interpret the Stock Plan, to establish any rules or regulations relating to the Stock Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Stock Plan. Subject to the limitations specified in the Stock Plan, our Compensation Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligibility.  Officers, directors and employees of our Company and our consultants and advisors will be eligible to receive awards (“Incentives”) under the Stock Plan when designated as Stock Plan participants. We currently have 10 executive officers eligible to receive Incentives under the Stock Plan. In addition, approximately 73 other employees currently participate in our stock incentive plans. Incentives under the Stock Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	other stock-based awards.

Shares Issuable Through the Stock Plan.  A total of 2,900,000 shares of our common stock are authorized to be issued under the Stock Plan, representing approximately 3.65% of our outstanding common stock. The closing sale price per share of our common stock, as quoted on NYSE on March 31, 2011, was $41.00.

Limitations and Adjustments to Shares Issuable Through the Stock Plan.  Awards of restricted stock, restricted stock units and other stock-based awards which do not adhere to certain minimum vesting requirements may only relate to 145,000 shares of common stock. These minimum vesting requirements, as well as certain exceptions to the minimum vesting periods, are discussed below under “Restricted Stock.” The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code shall be 2,900,000. In addition, Incentives relating to no more than 1,000,000 shares of our common stock may be granted to a single participant in any fiscal year and the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

For purposes of determining the maximum number of shares of common stock available for delivery under the Stock Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Stock Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Stock Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.

Proportionate adjustments will be made to all of the share limitations provided in the Stock Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Stock Plan.  The Board may amend or discontinue the Stock Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Stock Plan;

•	materially increase the number of shares of common stock that may be issued under the Stock Plan;

•	materially expand the classes of persons eligible to participate in the Stock Plan;

•	expand the types of awards available for grant under the Stock Plan;

•	materially extend the term of the Stock Plan;

•	reduce the price at which common stock may be offered through the Stock Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Stock Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Stock Plan.  No Incentives may be granted under the Stock Plan more than ten years after the date the Stock Plan is approved by our stockholders.

Types of Incentives.  Each of the types of Incentives that may be granted under the Stock Plan is described below:

•	Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of our common stock. The committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the committee, but may not exceed ten years. The committee may accelerate the exercisability of any stock option at any time. As noted above, the committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of common stock, unless approved by our Company’s stockholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

•	Restricted Stock. Shares of common stock may be granted by the Compensation Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants or advisors must be at least one year, with incremental vesting of portions of the award allowed. However, in addition to the previously described exceptions, restricted stock, restricted stock units or other stock-based awards, with respect to an aggregate of 145,000 shares of common stock may be granted without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of a termination of employment, certain competitive behavior or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends.

•	Restricted Stock Units. A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. Restricted stock units are subject to the same minimum vesting requirements and exceptions described above for restricted stock. All restricted stock units will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock units shall have no rights of a stockholder as to such units until such time as shares of common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

•	Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the base price used to measure share appreciation, whether the right may be paid in cash and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The committee may accelerate the exercisability of any stock appreciation right at any time. The Stock Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

•	Other Stock-Based Awards. The Stock Plan also permits the committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.

Performance-Based Compensation Under Section 162(m).  Stock options and stock appreciation rights granted in accordance with the terms of the Stock Plan will qualify as performance-based compensation under Section 162(m) of the Code. Performance-based compensation does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Grants of restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Stock Plan.

Our Compensation Committee has authority to use different targets from time to time with respect to the performance goals provided in the Stock Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Clawback.  The Stock Plan also provides that each Incentive Agreement shall contain a provision permitting the Company to recover any Incentive granted under the Stock Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Incentive and the award recipient is determined to be responsible, in whole or in part, for the restatement, or (ii) if the Incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Compensation Committee.

Termination of Employment; Change of Control.  If a participant ceases to be an employee of the Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, or in the event of a change of control of the Company as defined in the Stock Plan or in an Incentive agreement, the participant’s outstanding Incentives may be exercised, shall vest or shall expire at such time or times as may be determined by the committee and described in the Incentive agreement.

In addition, upon a change of control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, our Compensation Committee may:

•	require that all outstanding Incentives be exercised by a certain date;

•	require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Stock Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our Compensation Committee deems necessary to reflect our corporate changes; or

•	provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives.  The Incentives awarded under the Stock Plan may not be transferred except:

•	by will;

•	by the laws of descent and distribution;

•	if permitted by the committee and so provided in the Incentive Agreement, pursuant to a domestic relations order; or

•	in the case of stock options only, if permitted by the committee and if so provided in the Incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.  We may withhold from any payments or stock issuances under the Stock Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act is subject to the committee’s right of disapproval.

Purchase of Incentives.  The committee may approve the purchase by the Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Awards To Be Granted

If our stockholders approve the Stock Plan at the annual meeting, grants of awards to employees, officers, consultants and advisors will be made in the future by the committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Stock Plan are summarized below. Participants who are granted Incentives under the Stock Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Stock Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.  Generally, a participant who is granted a stock appreciation right under the Stock Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.  Generally, a participant who is granted an other stock-based award under the Stock Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.  If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control.  If, upon a change of control of the Company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Stock Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information as of December 31, 2010

The following table presents information as of December 31, 2010, regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation.

Number of Securities
	Number of Securities				Remaining Available for
	to be Issued Upon		Weighted-Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	5,136,626	(1)	$18.78	(2)	1,280,646	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	5,136,626	(1)			1,280,646	(3)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the payout of 136,173 vested restricted stock units. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	The weighted-average remaining term of the outstanding stock options as of December 31, 2010 is 6.2 years.

(3)	As of December 31, 2009, there were 154,386 shares remaining available for future issuance under the 2009 Stock Incentive Plan and 37,213 shares remaining available for future issuance under the 2005 Stock Incentive Plan, all of which could be issued under the terms of the respective plans upon the exercise of stock options or stock appreciation rights and in the form of restricted stock or “other stock-based awards,” which awards are valued in whole or in part on the value of the shares of common stock. There were 149,268 shares remaining available for future issuance under the 2004 Directors Restricted Stock Units Plan, which shares are issuable under the terms of the plan (a) only to eligible directors, and (b) upon the payout of restricted stock units, as specifically set forth in the plan. Finally, there were 939,779 shares remaining available for issuance under our Employee Stock Purchase Plan.

Equity Compensation Plan Information as of April 1, 2011

We issued 67,288 shares of our common stock from the 2009 Stock Incentive Plan as partial payment of outstanding performance units that vested December 31, 2010. As a result of this issuance, there are only 124,311 shares of common stock remaining that are available for issuance under our current incentive plans to our officers, employees and consultants. However, as noted above, if the proposed Stock Plan is approved, none of these shares will be used for grants in the future, leaving only the 2,900,000 shares available under the proposed Stock Plan for future grants to our officers, employees and consultants. In addition, since December 31, 2010, our outstanding equity awards have changed due to the vesting of restricted stock, exercise of stock options and grants made to employees. In particular, as of April 1, 2011, we had 665,721 non-vested shares of restricted stock outstanding, with average grant date fair value of $22.96, and 4,489,855 stock options outstanding, with a weighted-average exercise price of $19.62 and a weighted-average remaining contractual term of 6.3 years. Lastly, share balances from the 2004 Directors Restricted Stock Units Plan remain unchanged with 136,173 shares issuable upon payout of restricted stock units and 149,268 available for future grant.

Vote Required

Under our by-laws and New York Stock Exchange Rules, adoption of the Proposed 2011 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock entitled to vote on the proposal as of the record date. For the purposes of approving this proposal under the NYSE rules, broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal) while abstentions will be included in the tabulation of votes cast and count as votes against the proposal.

The Board unanimously recommends that stockholders vote FOR the adoption of the proposed 2011 Stock Incentive Plan.

2012 STOCKHOLDER NOMINATIONS AND PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130 by December 17, 2011.

Our By-laws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2012 annual meeting, a stockholder’s notice must be received by our Secretary between and including January 21, 2012 and February 20, 2012. Such notice must comply with the requirements set forth in our By-laws. A copy of our By-laws is available upon request to our Secretary, Superior Energy Services, Inc. 601 Poydras Street, Suite 2400, New Orleans, LA 70130. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors,

GREG ROSENSTEIN
Secretary

New Orleans, Louisiana
April 15, 2011

Appendix A

SUPERIOR ENERGY SERVICES, INC.
2011 STOCK INCENTIVE PLAN

1. Purpose.  The purpose of the 2011 Stock Incentive Plan (the “Plan”) of Superior Energy Services, Inc. (“Superior”) is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate officers, directors, employees, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Superior’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.001 par value per share, of Superior (the “Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Superior owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2. Administration.

2.1 Composition.  The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Superior (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”), and (c) qualify as an “independent director” under the rules of the New York Stock Exchange.

2.2 Authority.  The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants.  Officers, directors and employees of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1 Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 2,900,000 shares.

5.2 Share Counting.  To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.

5.3 Limitations on Awards.  Subject to adjustments as provided in Section 12.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,900,000 shares.

B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 1,000,000.

C. No more than 145,000 shares of Common Stock may be issued as restricted stock, restricted stock units and Other Stock-Based Awards (as defined in Section 10) without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2.

D. The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

5.4 Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options.  A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2 Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3 Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time.

6.4 Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5 Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, or (f) in such other manner as may be authorized from time to time by the Committee.

6.6 Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise or base price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7 Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7. Restricted Stock.

7.1 Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2 The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals and shares of restricted stock issued to directors, and except as provided in Section 5.3C., the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

7.3 Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 2011 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

7.4 Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5 Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.6 Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7 Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1 Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2 Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except as provided in Section 5.3C. and except for restricted stock units granted to directors, a Vesting Period of at least three years is required, except that if vesting of the RSUs are subject to the attainment of specified performance goals, the Vesting Period may be one year or more. Incremental periodic vesting of portions of the award during the Vesting Period is permitted. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

8.3 Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests.

8.4 Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9. Stock Appreciation Rights.

9.1 Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein:

9.2 Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

9.3 Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

9.4 Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5 Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

A. the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

B. the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

10. Other Stock-Based Awards.

10.1 Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2 Limitations.  Except as permitted in Section 5.3C. and except for other Stock-Based Awards granted to directors, other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

11. Performance Goals for Section 162(m) Awards.  To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Superior, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return;

earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

12. General.

12.1 Duration.  No Incentives may be granted under the Plan after May 20, 2021; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2 Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3 Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4 Additional Conditions.  Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5 Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the exercise price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

12.6 Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7 No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8 Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

12.9 Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

B. amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

C. materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

12.10 Change of Control.

A. Unless a different definition is provided in the Incentive Agreement, a Change of Control shall mean:

(i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Superior’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 12.10A.(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10A.(iii) hereof; or

(ii) individuals who, as of January 1, 2011, constituted the Board of Directors of Superior (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Superior’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Superior) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Superior’s outstanding Common Stock and Superior’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Superior, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.

For purposes of this Section 12.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 12.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 12.10, and if determined by the Committee and so provided in the Incentive Agreement, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C. No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 12.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 12.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i) require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess;

provided, however, that no such mandatory conversion shall occur if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result of such cash payment or issuance of securities, or

(iv) provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D. For the purposes of paragraph (iii) of Section 12.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Superior in any such merger, consolidation or other reorganization,

(ii) the price per share offered to stockholders of Superior in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to stockholders of Superior in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11 Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except so provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

12.12 Recovery Policy.  Each Incentive Agreement shall contain a provision permitting the Company to recover any Incentive granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Incentive and the participant is determined to be responsible, in whole or in part, for the restatement, or (ii) the Incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF
SUPERIOR ENERGY SERVICES, INC.
May 20, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2011.
This proxy statement and the 2010 annual report are available at https://materials.proxyvote.com/868157
Please sign, date, and mail
your proxy card in the
envelope provided as soon
as possible.
↓  Please detach along perforated line and mail in the envelope provided.  ↓

■	20730403030000000000 5	052011

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, “FOR” PROPOSALS 2, 4 AND 5.
AND FOR “1 YEAR” IN PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡	Harold J. Bouillion Enoch L. Dawkins David D. Dunlap James M. Funk Terence E. Hall Ernest E. “Wyn” Howard, III Justin L. Sullivan

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
2. Approve, by an advisory vote, the compensation of our named executive officers.	☐	☐	☐

1 year	2 years	3 years	ABSTAIN
3. Recommend, by an advisory vote, the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Adopt the proposed 2011 Stock Incentive Plan.	☐	☐	☐
6. Consider any other business that may properly come before the meeting.
WHEN THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

                    ■
SUPERIOR ENERGY SERVICES, INC.
601 POYDRAS STREET, SUITE 2400
NEW ORLEANS, LA 70130
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2011
     By signing this proxy, you revoke all prior proxies and appoint Greg A. Rosenstein, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side at Superior’s annual meeting of stockholders to be held at 9:00 a.m. on Friday, May 20, 2011, at the InterContinental New Orleans, Acadian I/II Room, 444 St. Charles Ave., 3rd Floor, New Orleans, LA 70130 and any adjournments thereof.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

■	14475	■